Exhibit 10-a

LOAN AGREEMENT

Contract Date: May 15, 2024

“Parties” (each a “Party”):

“Eastside”	Eastside Distilling, Inc. 2321 NE Argyle Street, Unit D Portland, OR 97211 Email: ggwin@eastsidedistilling.com

“SPV”	The B.A.D. Company, LLC c/o District 2 Capital Fund LP 14 Wall Street, 2d Floor Huntington, NY 11743 Email: michael@district2capital.com

“Aegis”	Aegis Security Insurance Company 4431 N. Front Street, Suite 200 Harrisburg, PA 17110 Email: wwollyung@aegisinsco.com

“Bigger”	Bigger Capital Fund, LP 11700 W Charleston Blvd 170-659 Las Vegas, NV 89135 Email: biggercapital@gmail.com

“District 2”	District 2 Capital Fund LP 14 Wall Street, 2nd Floor Huntington, NY 11743 Email: michael@district2capital.com As used herein, “Bigger/D2” will refer to Bigger and District 2, collectively.

“LDI”	LDI Investments, LLC P.O. Box 1641 Rancho Santa Fe, CA 92067 Email: kilkenny_patrick@yahoo.com

Premises:

A.	Eastside requires funds for general working capital purposes, and LDI, Bigger and District 2 are creditors of Eastside that are willing to provide funds to Eastside, on the terms and subject to the conditions set forth herein.

B.	Aegis is a senior creditor of Eastside and an affiliate of LDI, and SPV is the holder of Series C Preferred Stock issued by Eastside, and each of them has become a party to this Agreement in order to make certain accommodations set forth herein to facilitate the lending transaction among Eastside, LDI, Bigger and District 2.

Agreement:

1.	Closing. The “Closing” of the transactions undertaken herein will take place immediately following the execution of this Agreement.

2.	Definitions.

Securities and Instruments Issued or to be Issued by Eastside

“Aegis Note” identifies an instrument titled “Amended and Restated Secured Promissory Note” dated September 29, 2023 in the principal amount of $2,638,291 issued by Eastside to Aegis, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Bigger/D2 Unsecured Notes” identifies four (4) unsecured instruments, each titled “Amended and Restated Promissory Note”, in the aggregate principal amount of $7,517,467, consisting of (1) an Amended and Restated Promissory Note dated September 29, 2023 in the principal amount of $2,844,675 issued by Eastside to Bigger (the “First Bigger Unsecured Note”), (2) an Amended and Restated Promissory Note dated September 29, 2023 in the principal amount of $162,312 issued by Eastside to Bigger (the “Second Bigger Unsecured Note”), (3) an Amended and Restated Promissory Note dated September 29, 2023 in the principal amount of $4,267,013 issued by Eastside to District 2 (the “First District 2 Unsecured Note”) and (4) an Amended and Restated Promissory Note dated September 29, 2023 in the principal amount of $243,467 issued by Eastside to District 2 (the “Second District 2 Unsecured Note”), each as amended, amended and restated, supplemented or otherwise modified from time to time.

“Common Stock” means the common stock of Eastside, par value $0.0001 per share.

“Bigger/D2 Convertible Notes” identifies two (2) instruments, each titled “Amended and Restated Secured Convertible Promissory Note”, in the aggregate principal amount of $399,290, consisting of: (1) an Amended and Restated Secured Convertible Promissory Note dated September 29, 2023 in the principal amount of $199,645 issued by Eastside to Bigger (the “First Closing Bigger Secured Note”), and (2) an Amended and Restated Secured Convertible Promissory Note dated September 29, 2023 in the principal amount of $199,645 issued by Eastside to District 2 (the “First Closing District 2 Secured Note”).

“2024 Secured Notes” identifies the 2024 Secured Notes to be issued by Eastside to LDI, Bigger and District 2 pursuant to this Agreement.

“Notes” means the Aegis Note, the Bigger/D2 Unsecured Notes, the Bigger/D2 Convertible Notes the 2024 Secured Notes and the Kicker Notes, collectively.

“SC Preferred” means the Series C Preferred Stock of Eastside, par value $0.0001 per share.

Other Defined Terms

“Agreement” means this Loan Agreement.

“Craft Canning” means Craft Canning + Bottling LLC, an Oregon limited liability company and wholly-owned subsidiary of Eastside.

“Subscribers” means LDI, Bigger and District 2 collectively, each a “Subscriber”.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on a Trading Market (as defined below) or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (formerly OTC Markets Inc.) (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a business day.

“Trading Market” means, as of any date, any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

I. PURCHASE OF 2024 SECURED NOTES

3.	Purchase of 2024 Secured Notes and Warrants.

a.	At the Closing, each of the Subscribers shall purchase from Eastside a 2024 Secured Note in the form annexed hereto as Appendix A. The 2024 Secured Notes shall be issued at par. The principal amount of each 2024 Secured Note is set forth in the following table, as well as the amount of the purchase price paid prior to the Closing. Any unpaid portion of the purchase price shall be paid by wire transfer at the Closing. Each 2024 Secured Note shall be executed and delivered to the Subscriber promptly after the purchase price for such 2024 Secured Note is fully paid.

Payee	Principal Amount	Paid Prior	Paid at Closing
LDI	$550,000	$550,000	—
Bigger	$275,000	—	$275,000
District 2	$275,000	$275,000	—

b.	Eastside shall use the proceeds of the 2024 Secured Notes for general corporate purposes; provided, notwithstanding anything to contrary set forth herein, Eastside shall, within five (5) business days following the Closing, reimburse the Subscribers or their designee for attorneys’ fees incurred in connection with this Agreement in an amount not to exceed $30,000.

c.	With each 2024 Secured Note sold at the Closing, Eastside will issue a Common Stock Purchase Warrant in the form annexed hereto as Appendix B (a “Warrant”) to the Subscriber that purchased such 2024 Secured Note. Each Warrant shall provide for the purchase by the applicable Subscriber of a number of shares of Common Stock equal to the quotient calculated by dividing (A) the principal amount of the 2024 Secured Note purchased by such Subscriber by (B) $0.9197.

4.	Security Agreement. At the Closing, Eastside and each of the Subscribers will execute the Security Agreement in the form annexed hereto as Appendix C (the “Security Agreement”).

5.	Consent of Prior Creditors. To the extent that, by reason of any pre-existing relationship between Eastside and any Party to this Agreement, Eastside requires the consent of that Party to the sale of the 2024 Secured Notes and the Kicker Notes, that Party or Parties hereby consent to the sale of the 2024 Secured Notes and the Kicker Notes on the terms and conditions set forth herein.

6.	Intercreditor Agreement. At the Closing, Eastside, Aegis, Bigger and District 2 will execute the Amended and Restated Intercreditor Agreement in the form annexed hereto as Appendix D (the “A&R Intercreditor Agreement”).

7.	Regulation D Offering. The offer and issuance of the 2024 Secured Notes to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(a)(2) or Section 4(a)(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. Eastside agrees to timely file a Form D with respect to the 2024 Secured Notes as required under Regulation D and to provide a copy thereof upon request of any Subscriber. Eastside shall take such action as it shall reasonably determine is necessary in order to obtain an exemption, or to qualify, the 2024 Secured Notes for issuance to the Subscribers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Subscriber.

II. OTHER COVENANTS

8.	Aegis Note: Waiver and Deferral of Interest. Aegis hereby waives any right of action it may have immediately prior to the effectiveness of this Agreement by reason of Eastside’s default in payment of interest accrued and payable under the Aegis Note on or prior to the date hereof (the “Aegis Note Specified Default”). Aegis further agrees that no payment of interest accruing under the Aegis Note shall be due until March 31, 2025, on which date all interest accrued under the Aegis Note from and after September 29, 2023 shall be due and payable.

The default waiver and deferral of interest by Aegis in this Section 8 (i) shall not constitute nor be deemed to constitute a waiver of (x) any default or event of default under the Aegis Note other than the Aegis Note Specified Default, whether or not known to Aegis and whether or not existing on the date of this Agreement, or (y) any other term or condition of the Aegis Note, (ii) shall not constitute nor be deemed to constitute a consent by Aegis to anything other than as expressly stated herein, and (iii) shall not constitute a course of dealing among the parties hereto.

9.	Bigger/D2 Unsecured Notes Waiver and Deferral of Interest. Each of Bigger and District 2 hereby waives any right of action it may have immediately prior to the effectiveness of this Agreement by reason of Eastside’s default in payment of interest accrued and payable under any of the Bigger/D2 Unsecured Notes on or prior to the date hereof (the “Bigger/D2 Unsecured Notes Specified Default”). Each of Bigger and District 2 further agrees that no payment of interest accruing under the Bigger/D2 Unsecured Notes shall be due until March 31, 2025, on which date all interest accrued under any of the Bigger/D2 Unsecured Notes from and after September 29, 2023 shall be due and payable.

The default waiver and deferral of interest by Bigger and District 2 in this Section 9 (i) shall not constitute nor be deemed to constitute a waiver of (x) any default or event of default under the Bigger/Unsecured Notes other than the Bigger/D2 Unsecured Notes Specified Default, whether or not known to the Bigger or District 2 and whether or not existing on the date of this Agreement, or (y) any other term or condition of the Bigger/D2 Unsecured Notes, (ii) shall not constitute nor be deemed to constitute a consent by Bigger or District 2 to anything other than as expressly stated herein, and (iii) shall not constitute a course of dealing among the parties hereto.

10.	Bigger/D2 Convertible Notes Waiver and Deferral of Interest. Each of Bigger and District 2 hereby waives any right of action it may have immediately prior to the effectiveness of this Agreement by reason of Eastside’s default in payment of interest accrued and payable under either of the Bigger/D2 Convertible Notes on or prior to the date hereof (the “Bigger/D2 Convertible Notes Specified Default”). Each of Bigger and District 2 further agrees that no payment of interest accruing under the Bigger/D2 Convertible Notes shall be due until March 31, 2025, on which date all interest accrued under any of the Bigger/D2 Convertible Notes from and after September 29, 2023 shall be due and payable.

The default waiver and deferral of interest by Bigger and District 2 in this Section 10 (i) shall not constitute nor be deemed to constitute a waiver of (x) any default or event of default under the Bigger/D2 Convertible Notes other than the Bigger/D2 Convertible Notes Specified Default, whether or not known to the Bigger or District 2 and whether or not existing on the date of this Agreement, or (y) any other term or condition of the Bigger/D2 Convertible Notes, (ii) shall not constitute nor be deemed to constitute a consent by Bigger or District 2 to anything other than as expressly stated herein, and (iii) shall not constitute a course of dealing among the parties hereto.

11.	2024 Secured Note Purchase Option. Each of the Subscribers hereby grants to each of Aegis, Bigger and District 2 (collectively, the “B.A.D. Members”) the right to purchase all, but not less than all, of the 2024 Secured Notes issued pursuant to this Agreement (the “B.A.D. Option”). The “Purchase Price” will be 120% of the aggregate principal amount of the 2024 Secured Notes (i.e. $1,320,000) plus 100% of the interest accrued on the 2024 Secured Notes as of the Transfer Date and shall be payable in cash. The “Transfer Date” shall be the date that is ten days after the Notice Date (or the next Trading Day, if the tenth is not a Trading Day). The procedures for exercise of the B.A.D. Option are:

a.	The B.A.D. Option will terminate on December 31, 2024 (the “Option Termination Date”), except that an Uncontested Member (defined below) who has issued a Notice of Exercise on or before December 31, 2024 may complete the purchase pursuant to these terms within ten days after the issuance (or the next business day after the tenth day).

b.	A B.A.D. Member may initiate the exercise of the B.A.D. Option by sending a written notice (the “Notice of Exercise”) declaring that B.A.D. Member’s exercise of the B.A.D. Option and including a calculation of the aggregate Purchase Price. The Notice of Exercise must be sent to each Subscriber and to each of the other B.A.D. Members by email followed by overnight mail to the addresses on the top of this Agreement or such addresses as the Parties may subsequently provide. The date on which the Notice of Exercise is sent to both groups will be the “Notice Date”.

c.	The exercising B.A.D. Member must also send the Notice of Exercise, accompanied by evidence it was distributed as required above, to Robert Brantl, counsel for Eastside (the “Escrow Agent”; email: rbrantl21@gmail.com; 181 Dante Avenue, Tuckahoe, NY 10707). The Escrow Agent will reply with wire transfer instructions for his bank escrow account.

d.	Upon receipt of the Notice of Exercise, each B.A.D. Member should ship its 2024 Secured Note to the Escrow Agent. The exercising B.A.D. Member should wire the Purchase Price to the Escrow Agent’s escrow account and send the Escrow Agent a calculation of the Purchase Price.

e.	If within ten days after the Notice Date (or the next Trading Day, if the tenth is not a Trading Day), the Escrow Agent has received from an Uncontested Member evidence of due distribution of a Notice of Exercise and the Purchase Price and has received one or more of the 2024 Secured Notes, the Escrow Agent shall (i) direct Eastside’s management to record the transfer of ownership of the 2024 Secured Notes, (ii) deliver each Note in his possession to the exercising B.A.D. Member, and (iii) pay the appropriate portion of the Purchase Price to the transferor of each Note in his possession. If a 2024 Secured Note is not in his possession, the Escrow Agent shall hold the Purchase Price for the undelivered 2024 Secured Note in his escrow account, and pay it over to the transferor when he receives the 2024 Secured Note. After the Transfer Date, if the transfer is initiated, Eastside will thereafter treat the exercising Member as owner of the 2024 Secured Notes for all purposes.

f.	If, on the Transfer Date, the Escrow Agent has not received the evidence of Notice, the Purchase Price, and at least one 2024 Secured Note, the Escrow Agent will notify the parties that the Notice of Exercise has become void (a “Voided Exercise”), and shall return any Notes or the Purchase Price, if received.

g.	For purposes of this Section 11, an “Uncontested Member” is a B.A.D. Member who has either (A) emailed a Notice of Exercise at a time when either (i) no other Notice of Exercise has been emailed and is not voided or (ii) any Notice of Exercise that had been emailed has become void, or (B) emailed a Notice of Exercise at a time when an earlier Notice of Exercise had been emailed but the earlier Notice subsequently became void.

12.	Kicker Notes. In the event that, at the close of business on November 29, 2024, the 2024 Secured Notes have not been fully satisfied, then during the period from December 2, 2024 through March 31, 2025, each of the Subscribers will have a right to purchase a Kicker Note from Eastside in the form annexed hereto as Appendix E (each a “Kicker Note” and collectively, the “Kicker Notes”), as follows:

a.	LDI shall be entitled to deliver 17,841 shares of Series C Preferred Stock to Eastside and receive a Kicker Note issued by Eastside in the principal amount of $500,000. SPV hereby covenants that, promptly upon request from LDI, it will transfer 17,841 shares of Series C Preferred Stock to LDI for this purpose and make proportionate adjustments to LDI’s capital account and Units of limited liability membership.

b.	Each of Bigger and District 2 shall be entitled to deliver a written notice of satisfaction of $250,000 in principal amount of a Bigger/D2 Unsecured Note owned by it to Eastside and receive a Kicker Note issued by Eastside in the principal amount of $250,000.

13.	Restriction on Additional Debt. At any time when any portion of any Remaining Note (as defined below) remains outstanding or not satisfied in full, without the prior written consent of the holder or holders of any and all outstanding Remaining Notes, Eastside will not, and will not permit any of its subsidiaries to, create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness secured by any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) of Eastside or any of its subsidiaries, other than Indebtedness of Eastside and/or Craft Canning, as applicable, under the Notes, subject to the A&R Intercreditor Agreement.

As used in this Section 13, the term “Remaining Notes” shall mean, collectively, the Notes; provided, however, that the A&R Bigger/D2 Unsecured Notes shall no longer be “Remaining Notes” for purposes of this Section 13 if at any time the aggregate unpaid principal amount of A&R Bigger/D2 Unsecured Notes that remains outstanding is equal to or less than $3,631,578.

14.	Additional Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, any such obligations which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

15.	Restriction on New Liens. At any time when any portion of any Remaining Note remains outstanding or not satisfied in full, without the prior written consent of the holder or holders of any and all outstanding Remaining Notes, Eastside will not, and will not permit any of its subsidiaries to, create, incur, assume or suffer to exist any lien or other encumbrance of any nature whatsoever, on any property or assets of Eastside or any of its subsidiaries, other than: (a) the specific respective liens of LDI, Aegis and Bigger/D2 on the assets of Eastside and/or Craft Canning, as applicable, securing the Notes or any of them, in each case subject to the A&R Intercreditor Agreement; and (b) Permitted Liens (as defined below). As used in this Agreement, the term “Permitted Liens” means (a) liens for taxes, fees, assessments, or other governmental charges or levies, for which adequate reserves in accordance with GAAP are being maintained; (b) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business, for which adequate reserves in accordance with GAAP are being maintained; (d) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution; and (e) cash deposits or pledges of an aggregate amount not to exceed $10,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business.

16.	Pubco Status. Recognizing that each of the other Parties to this Agreement has a direct or indirect interest in the value of Eastside common stock, which is cause in part for the willingness of the Parties to enter into this Agreement, Eastside covenants that it will remain registered as a reporting company under the Securities Exchange Act of 1934, as amended, and will apply its best efforts to preserving the listing of its common stock on Nasdaq.

III. REPRESENTATIONS AND WARRANTIES

17.	Representations by Subscribers. Each Subscriber represents and warrants to Eastside as follows:

a.	Investor Qualification. The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated under the 1933 Act. Its principals are experienced in investments and business matters, have made investments of a speculative nature, and have such knowledge and experience in financial, tax, and other business matters as to enable the Subscriber to utilize the information made available by Eastside to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.

b.	Nature of Investment. The Subscriber is able to bear the risk of this investment for an indefinite period and to afford a complete loss thereof. The Subscriber is acquiring the 2024 Secured Note for the Subscriber’s own account for investment and not with a view toward any public offering, resale or distribution of the 2024 Secured Note.

c.	Information on Eastside. The Subscriber has been furnished with or has had access at the EDGAR Website to Eastside’s Form 10-K for the year ended December 31, 2023 and all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (collectively, the “Reports”). In addition, the Subscriber has received in writing from Eastside such other information concerning its operations, financial condition, and other matters as the Subscriber has requested in writing, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Eastside’s securities.

d.	Restricted Security. SPV is aware that the sale of the 2024 Secured Notes has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or under the securities laws of any country, state or province. Therefore, those securities cannot be resold without registration under the 1933 Act or unless an exemption from registration is available.

18.	Representations by Eastside. As of the date hereof, Eastside represents and warrants to the Subscribers the following, except as set forth in the Reports (but (i) without giving effect to any amendment thereof filed with, or furnished to the Commission on or after the date hereof and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature):

a.	Due Incorporation. Eastside is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. Eastside is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of Eastside taken as a whole.

b.	Authority; Enforceability. This Agreement, the 2024 Secured Notes, the Security Agreement and the A&R Intercreditor Agreement, any other agreements delivered together with this Agreement or in connection therewith (collectively “Transaction Documents”) have been duly authorized, executed, and delivered by Eastside and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. Eastside has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder, including, without limitation, the issuance of the 2024 Secured Notes.

c.	Consents. No consent, approval, authorization, or order of any court, governmental agency or body or arbitrator having jurisdiction over Eastside, or any of its Affiliates, any Trading Market, or Eastside’s stockholders is required for the execution by Eastside of the Transaction Documents or the compliance and performance by Eastside of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the 2024 Secured Notes; provided, for the avoidance of doubt and notwithstanding anything to the contrary set forth herein, Eastside represents and warrants specifically that neither any consent or approval of any stockholder of Eastside is required for the issuance to the Subscribers of the 2024 Secured Notes. Eastside is not in violation of the requirements of the Trading Market and, except as disclosed in Current Reports on Form 8-K, has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

d.	Litigation. Except as set forth in the Reports, there is no pending or, to the best knowledge of Eastside, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Eastside, or any of its Affiliates that would affect the execution by Eastside of, or the performance by Eastside of its obligations under, the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of Eastside, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Eastside, or any of its Affiliates which litigation, if adversely determined, would have a Material Adverse Effect.

e.	Information Concerning Eastside. During the two (2) years prior to the date hereof, Eastside has timely filed all Reports required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Reports contain all the information required to be disclosed therein under applicable law, rules and regulations of the Commission and applicable accounting requirements as of their respective dates. As of their respective dates, the financial statements of Eastside included in the Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Eastside as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). Since the last day of the fiscal year of the most recent audited financial statements included in the Reports (“Latest Financial Date”), and except as modified in the Reports, there has been no Material Adverse Event relating to Eastside’s business, financial condition, or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

f.	Intellectual Property. Eastside has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its businesses as described in the Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and Eastside has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated, or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as disclosed in the Reports, Eastside has not received, since the Latest Financial Date, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of Eastside, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

g.	No Undisclosed Events, Liabilities, Developments, or Circumstances. Except as disclosed in the Reports, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to Eastside or any of its businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by Eastside under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by Eastside of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on the Subscribers’ investments hereunder, or (iii) could have a Material Adverse Effect.

IV. MISCELLANEOUS

19.	General

a.	Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. Each Party irrevocably consents to the exclusive jurisdiction of any court within the State of Nevada (except for purposes of enforcing a judgment), including, federal courts with concurrent jurisdiction, for the purpose of resolving any dispute arising under this Agreement. Each Party waives any objection to venue or inconvenience of the forum in any such court.

b.	Specific Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

c.	Amendments. This Agreement may not be modified or amended except pursuant to a written instrument executed by all of the Parties.

d.	Notices. Any notice with respect to this Agreement must be in writing and must be either personally delivered or sent by reputable overnight courier service (charges prepaid) or sent via electronic mail to the recipient at the address indicated on the first page hereof or such other address or to the attention of such other Person as the recipient Party shall have specified by prior written notice to the sending Party. Any notice under this Agreement shall be deemed to have been given (i) at the time and on the date personally delivered if delivered by hand, (ii) on that date that is one (1) business day following the mailing of such notice by reputable overnight courier service, or (iii) at the time and on the date shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed, if sent by electronic mail.

e.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf, or other electronic signatures shall be deemed acceptable and binding.

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IN WITNESS WHEREOF, the parties have executed this Loan Agreement.

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin, CEO

THE B.A.D. COMPANY, LLC		AEGIS SECURITY INSURANCE COMPANY

By:	Bigger Capital, LLC	By:	/s/ Patrick Kilkenny
Patrick Kilkenny, Chairman

By:	/s/ Michael Bigger
Michael Bigger, Manager

SUBSCRIBERS:

BIGGER CAPITAL FUND, LP		DISTRICT 2 CAPITAL FUND LP

By:	Bigger Capital Fund GP, LLC	By:	District 2 GP, LLC

By:	/s/ Michael Bigger	By:	/s/ Michael Bigger
	Michael Bigger, Managing Member		Michael Bigger, Managing Member

LD INVESTMENTS, LLC

By:	/s/ Patrick Kilkenny
Patrick Kilkenny, Managing Member

The undersigned is executing this Loan Agreement solely for the purpose of accepting the responsibilities of Escrow Agent defined in Section 11 thereof.

/s/ Robert Brantl
Robert Brantl

APPENDICES

A.	Form of 2024 Secured Note

B.	Form of Common Stock Purchase Warrant

C.	Security Agreement

D.	Amended and Restated Intercreditor Agreement

E.	Form of Kicker Note

APPENDIX A

Form of 2024 Secured Note

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE PARI PASSU IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED AS OF MAY 15, 2024 BY AND AMONG EASTSIDE DISTILLING, INC., CRAFT CANNING + BOTTLING, LLC, BIGGER CAPITAL FUND, LP, DISTRICT 2 CAPITAL FUND LP, AEGIS SECURITY INSURANCE COMPANY AND LD INVESTMENTS, LLC (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) WITH THE INDEBTEDNESS OWED BY THE MAKER PURSUANT TO AND IN CONNECTION WITH THE AEGIS NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS INSTRUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

2024 SECURED NOTE

U.S. $_________	Date of Issue: May 15, 2024

FOR VALUE RECEIVED, and on the date first written above (the “Effective Date”) Eastside Distilling, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to ______________________ or its successors and assigns (the “Payee”), in immediately available funds via wire transfer in accordance with such instructions as the Payee shall provide in writing to the Maker for such purpose, a principal sum of _______________________________ and 00/100 Dollars (U.S. $_______________) (the “Original Principal Amount”), in accordance with the terms set forth in this 2024 Secured Note (this “Note”).

This Note shall not bear interest.

This Note shall be deemed satisfied in full if:

(a)	Payment of (i) the Original Principal Amount plus (ii) a premium equal to five percent (5%) of the Original Principal Amount (the “July Premium”) is made by or on behalf of Maker to Payee on or before July 31, 2024; or

(b)	Payment of (i) Original Principal Amount plus (ii) a premium equal to ten percent (10%) of the Original Principal Amount (the “November Premium”) is made by or on behalf of Maker to Payee on or before November 29, 2024; or

(c)	Payment of (i) the Original Principal Amount plus (ii) a premium equal to thirty percent (30%) of the Original Principal Amount (the “March 30 Premium”) is made by or on behalf of Maker to Payee on or before March 30, 2025; or

(d)	Payment of (i) the Original Principal Amount plus (ii) a premium equal to forty percent (40%) of the Original Principal Amount (the “Maturity Date Premium” and together with the July Premium, November Premium and March 30 Premium, each being referred to herein as, a “Premium”) is paid by or on behalf of Maker to Payee on March 31, 2025.

This Note shall be deemed in default if not satisfied in full on or before March 31, 2025 (the “Maturity Date”), or on such earlier date as such principal amount and/or applicable Premium may earlier become due and payable pursuant to the terms hereof.

1. Negative Covenants. Without the prior written consent of the Requisite Holders, the Maker shall not and shall not permit any of its Subsidiaries to:

a) create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than Indebtedness under this Note and any other Notes (as defined in the Loan Agreement), except that:

(i) the Maker shall be permitted to incur and be liable for Indebtedness owing by the Maker pursuant to any outstanding Notes (as defined in the Loan Agreement); and

(ii) the Maker shall be permitted to incur unsecured Indebtedness that is subordinate and junior in right and priority of payment to the Notes.

b) create, incur, assume or suffer to exist any lien or other encumbrance of any nature whatsoever, on any of the Collateral (as defined in the Security Agreement) whether now or hereafter owned, other than (i) liens in favor of the Secured Parties (as defined in the Security Agreement) granted pursuant to the Security Agreement or (ii) Permitted Liens;

c) pay any principal or other amount on any Indebtedness that is contractually subordinated to or pari passu with this Note pursuant to any subordination agreement or intercreditor agreement to which the Maker is a party (including without limitation, the Intercreditor Agreement) in violation of such subordination or intercreditor agreement, as applicable, or optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Subsidiary or Affiliate of the Maker;

d) sell, transfer, pledge, hypothecate, liquidate or otherwise dispose of all or substantially all of the equity securities of the Maker, in one or more transactions, or enter into any agreement to do so, other than in connection with an Aegis-Obligor Fundamental Transaction (as defined in the Intercreditor Agreement).

2. Mandatory Prepayment Upon Triggering Events. Upon the occurrence of a Triggering Event (as defined below), the Payee shall have the right (in addition to all other rights it may have hereunder under this Note or under applicable law), exercisable by the Payee or the Agent in accordance with the Intercreditor Agreement, to require the Maker to prepay all or a portion of the outstanding principal amount of this Note plus any applicable Premium (as defined on the first page of this Note) in cash. Such prepayment shall be due and payable within ten (10) Trading Days of the date on which the notice for the payment therefor is provided by the Payee or the Agent. Any prepayment of this Note pursuant to this Section shall be applied (i) first, to pay the applicable Premium and any fees due and payable in respect of this Note until paid in full, (ii) second, to pay the outstanding principal amount of this Note until paid in full, and (iii) lastly, to pay any other outstanding obligations of the Maker under this Note.

As used herein, the term “Agent” shall have the meaning given to such term in the Intercreditor Agreement.

As used herein, the term “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary, or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(i) any default in the payment of the principal or Premium thereon or other payments owing in respect of this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date, by acceleration or otherwise);

(ii) the Maker shall commence or there shall be commenced against the Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or any Subsidiary thereof or there is commenced against the Maker or any Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Maker or any Subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Maker or any Subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker or any Subsidiary thereof for the purpose of effecting any of the foregoing;

(iii) the Maker shall consummate any sale of all or any portion of the Spirits Business in a transaction that does not constitute a sale in the ordinary course of the Maker’s business or a “Permitted Sale” under and as defined in the Intercreditor Agreement;

(iv) the Maker breaches any representation or warranty in any material respect, or shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of (x) this Note, (y) the Loan Agreement, or (z) the Security Agreement, and such failure or breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within thirty (30) days after the date on which notice of such failure or breach shall have been given to the Company by the Payee; or

(v) any Aegis Note Document Default (as such term is defined in the Intercreditor Agreement) shall have occurred.

3. Mandatory Prepayment upon Permitted Sales of the Spirits Business. Without limiting any other rights of the Payee or any other obligations of the Maker under this Note or under any other Transaction Document, the Maker and/or Craft Canning shall be permitted to sell all or any portion of the Spirits Business provided that any such sale of all or any portion of the Spirits Business, as applicable, constitutes a “Permitted Sale” under and as defined in the Intercreditor Agreement; provided further, for the avoidance of doubt, that the consummation of any sale of all or any portion of the Spirits Business that does not constitute a sale in the ordinary course of the Maker’s business or a “Permitted Sale” under and as defined in the Intercreditor Agreement shall constitute a Triggering Event. As used herein, the terms “Spirits Business” and “portion of the Spirits Business” shall have the meanings given to such terms in the Intercreditor Agreement.

4. No Transfer of Note. Until January 11, 2025, the Payee shall not be permitted to transfer this Note, except pursuant to Section 11 of the Loan Agreement (“2024 Secured Note Purchase Option”). Any transfer of any interest in this Note effected prior to January 11, 2025 shall be deemed a nullity, and Maker shall deem the transferee to be without right or interest with respect to the Note.

5. No Waiver of Payee’s Rights, etc. All payments of principal and Premium on this Note shall be made without setoff, deduction, or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers, or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. The Maker hereby waives presentment of payment, protest, and notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6. Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the Payee and the Maker.

7. Cumulative Rights and Remedies; Usury. The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available. If it shall be found that any interest claimed hereunder shall violate applicable laws governing usury, the effective rate of interest claimed hereunder shall be reduced to the maximum permitted rate of interest under such law.

8. Collection Expenses. If this obligation is placed in the hands of an attorney for collection after default, and provided the Payee prevails on the merits in respect to its claim of default, the Maker shall pay (and shall indemnify and hold harmless the Payee from and against), all reasonable attorneys’ fees and expenses incurred by the Payee in pursuing collection of this Note.

9. Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns; provided, the Maker may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Payee (which consent shall be in the sole and absolute discretion of the Payee). The term “Payee” as used herein, shall also include any permitted endorsee, assignee or other holder of this Note.

10. Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

11. Secured Obligation. The obligations of the Maker under this Note are secured by those certain assets of the Maker designated as “Collateral” as defined and under that certain Security Agreement dated as of the Date of Issue of this Note (as amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and among the Maker and the Secured Parties (as defined therein and including the Payee).

12. Governing Law. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

13. Specific Enforcement, Consent to Jurisdiction. The Maker and the Payee acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note or the Loan Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof and of the Loan Agreement, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12 hereof, each of the Maker and the Payee hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Nevada of such court, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action, or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

14. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“2024 Secured Notes” means the 2024 Secured Notes issued by the Maker pursuant to the Loan Agreement, including this Note.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, any such obligations which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Loan Agreement” means that certain Loan Agreement dated as of the Date of Issue hereof by and among the Maker, the Payee and the other purchasers party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Obligations” means all of the Maker’s obligations under the Notes and the Security Agreement, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties (as defined in the Security Agreement) as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

“Permitted Liens” means (a) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, provided, that the same have no priority over any of the Payee’s security interests in the Collateral (as defined in the Security Agreement) except as required pursuant to applicable law; (b) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (c) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Maker); (d) cash deposits or pledges of an aggregate amount not to exceed $10,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; and (e) the specific lien of Aegis on the assets of the Maker granted by the Maker to Aegis in connection with the Aegis Note, provided such lien shall be pari passu with, or subordinate to the liens of the Secured Parties (as defined in the Security Agreement), in the manner and to the extent set forth in the Intercreditor Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Requisite Holders” means the holders of record of all outstanding 2024 Secured Notes.

“Subsidiary” means, with respect to any Person, any corporation, limited liability, partnership or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization, is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Trading Day” means a day on which the shares of Common Stock are traded on the Nasdaq Capital Market; provided, however, that in the event that the shares of Common Stock are not listed or quoted on the Nasdaq Capital Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Nevada are authorized or required by law or other government action to close.

“Transaction Documents” shall have the meaning given to such term in the Loan Agreement.

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IN WITNESS WHEREOF, the Maker has caused this 2024 Secured Note to be duly executed and delivered as of the date first set forth above.

MAKER:

EASTSIDE DISTILLING, INC.

By:
Name:	Geoffrey Gwin
Title:	Chief Executive Officer and Chief Financial Officer

Acknowledged and agreed to as of

the date first set forth above:

PAYEE:

By:

By:
Name:
Title:

APPENDIX B

Form of Common Stock Purchase Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant No. 2024-____

COMMON STOCK PURCHASE WARRANT

EASTSIDE DISTILLING, INC.

Warrant Shares: ________

Exercise Price: $5.00 (subject to adjustment per Section 2)	Initial Exercise Date: December 2, 2024 (subject to condition in Section 2(a))

THIS WARRANT (the “Warrant”) certifies that, for value received, __________________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after Initial Exercise Date (as defined herein) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Eastside Distilling, Inc., a Nevada corporation (the “Company”), up to _________ shares of Common Stock (“Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Loan Agreement, dated May 15, 2024, among the Company and the purchasers signatory thereto (as the same may from time to time be extended, amended, restated, supplemented or otherwise modified, the “Loan Agreement”).

For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Trading Day” means a day on which the shares of Common Stock are traded on the Trading Market; provided, however, that in the event that the shares of Common Stock are not listed or quoted on the Trading Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

“VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

2. Exercise.

a) Initial Exercise Date. This Warrant was issued pursuant to a Loan Agreement among the Company and three Subscribers, pursuant to which the Company issued a 2024 Secured Note and a Warrant to each of the Subscribers. This Warrant will become exercisable on December 2, 2024 (the “Initial Exercise Date”) and for five years thereafter if but only if (i) the 2024 Secured Note issued to the Holder remains unsatisfied at the close of business on November 29, 2024 and (ii) the Subscriber to whom this Warrant was initially issued remains the Payee of that 2024 Secured Note. If either of the aforesaid conditions are not satisfied, then the rights of the Holder of this Warrant as such shall terminate at the close of business on November 29, 2024.

b) Exercise of Warrants. Exercise of the purchase rights for Warrant Shares represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed Notice of Exercise in the form annexed hereto as Exhibit A (which may be delivered in a .PDF format via electronic mail pursuant to the notice provisions set forth in the Loan Agreement). Within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day), the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d) below (if available). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Company shall be entitled to conclusively assume the genuineness of any signature on any Notice of Exercise delivered to the Company pursuant to this Section 2(b), the legal capacity and competency of all natural persons signing any Notice of Exercise so delivered, the authenticity of any Notice of Exercise so delivered, the conformity to an authentic original of any Notice of Exercise so delivered as certified, authenticated, conformed, photostatic, facsimile, or electronic and the authenticity of the original of such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases, and the Company shall be entitled to conclusively assume that its records of the number of Warrant Shares purchased and the date of such purchases are accurate, absent actual notice to the contrary. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

c) Exercise Price. The exercise price per Warrant Share under this Warrant shall be $5.00, subject to adjustment hereunder (the “Exercise Price”).

d) Cashless Exercise. If at any time after the six month anniversary of the date of the Loan Agreement, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(b) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(b) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(b) hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(b) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

A Notice of Exercise pursuant to this Section 2(d) shall include, as an exhibit, one of the following, as applicable: (i) the VWAP on the Trading Day immediately preceding the date of such Notice of Exercise; (ii) the VWAP on the date of such Notice of Exercise; or (iii) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise.

Assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) with respect to Holder and the Warrant Shares are met in the case of such a cashless exercise, the Company agrees that the Company will use its best efforts to cause the removal of the legend from such Warrant Shares (including by delivering an opinion of the Company’s counsel to the Company’s transfer agent at its own expense to ensure the foregoing), and the Company agrees that the Holder is under no obligation to sell the Warrant Shares issuable upon the exercise of the Warrant prior to removing the legend. The Company expressly acknowledges that Rule 144(d)(3)(ii), as currently in effect, provides that Warrant Shares issued solely upon a cashless exercise shall be deemed to have been acquired at the same time as the Warrant. The Company agrees not to take any position contrary to this Section 2(d).

e) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise provided that such Notice of Exercise is received by 12 p.m. EST and three (3) Trading Days for any Notice of Exercise received after 12 p.m. EST, and (B) the Company’s receipt of payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such Warrant Shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Holder fails to make payment of the aggregate Exercise Price of the Warrant Shares pursuant to a Notice of Exercise within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day) by wire transfer or cashier’s check drawn on a United States bank, then the Company will have the right to rescind such exercise, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(d). If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(e)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(e)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes, and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees charged by the Transfer Agent, including any fees assessed to the Transfer Agent by Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day processing of any Notice of Exercise and for same-day electronic delivery of the Warrant Shares.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

f) Holder’s Exercise Limitations.

(i) The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(f), the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(ii) To the extent the exercise of any portion of this Warrant require the Company to receive the approval of the Company’s stockholders pursuant to Nasdaq Listing Rules, the Company shall not effect such exercise of this Warrant, and a Holder shall not have the right to exercise any such portion of this Warrant, pursuant to Section 2 or otherwise, until such approval has been received by the Company.

3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Anti-Dilution Protection. The procedure set forth in this Section 3(b) shall apply upon the occurrence of any of the events described in the clauses labelled (i), (ii) or (iii) in Section 3(a) above (a “Stock Event”). The following additional terms shall be used in implementing the procedure:

i.	“AWEP” (i.e. adjusted warrant exercise price) is the product of the Exercise Price (as previously adjusted) multiplied by the multiplier implicit in the Stock Event – for example, the multiplier implicit in a 1-for-10 reverse stock split is 10.

ii.	“Effective Date” means, with respect to a Stock Event, the first Trading Day on which trading occurs on a split-adjusted basis following such Stock Event.

iii.	“Effective Period” means the Effective Date of the Stock Event plus the four Trading Days immediately following the Effective Date.

iv.	“Dilutive Price” occurs if the VWAP for the Effective Period is less than the AWEP.

v.	“Pre Date” means the Trading Day immediately preceding the Effective Date.

vi.	“Measurement Period” means the six Trading Days consisting of the Pre Date and the Effective Period.

If a Dilutive Price follows a Stock Event, then the Exercise Price will be adjusted to equal the lowest daily VWAP during the Measurement Period.

c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization, or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail or deliver via electronic mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. Subject to any limitations imposed by applicable law, this Warrant may be offered for sale, sold, transferred, or assigned without the consent of the Company.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b) Loss, Theft, Destruction, or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, commencing on the Initial Exercise Date and during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (the “Required Reserve Amount”). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) Jurisdiction. All questions concerning the construction, validity, enforcement, and interpretation of this Warrant shall be determined in accordance with the provisions of the Loan Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers, or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Loan Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant (other than Section 2(f)) may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

m) Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

n) Interpretation. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

o) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on its signature page to the Loan Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of May 15, 2024.

EASTSIDE DISTILLING, INC.

By:
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

Acknowledged and agreed to as of

the date first set forth above:

HOLDER:

By:

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

COMMON STOCK PURCHASE WARRANT

EASTSIDE DISTILLING, INC.

The undersigned holder hereby exercises the right to purchase _______ of the shares of Common Stock (“Warrant Shares”) of Eastside Distilling, Inc., a Nevada corporation (the “Company”), evidenced by Warrant No. 2024-___ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

___________ a “Cash Exercise” with respect to _________ Warrant Shares; and/or

___________ a “Cashless Exercise” with respect to __________ Warrant Shares.

Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $__________ to the Company in accordance with the terms of the Warrant.

Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, ____________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Exhibit A

Date: ____________ __,

Name of Registered Holder

By:
Name:
Title:
Tax ID:
Facsimile:
E-mail Address:

Exhibit A

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:	(Please Print)
Address:	(Please Print)
Dated: ____________ __, ____
Holder’s Signature:
Holder’s Address:

Exhibit B

APPENDIX C

Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of May15, 2024 (this “Agreement”) is entered into by and among Eastside Distilling, Inc., a Nevada corporation (“Obligor”), and the holders of the Notes (as defined below) (collectively, the “Secured Parties”) under the Loan Agreement (defined below).

W I T N E S S E T H

WHEREAS, Obligor and the Secured Parties are parties to that certain Loan Agreement, dated as of May 15, 2024 by and among Obligor and Secured Parties (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Obligor issued certain 2024 Secured Notes in the aggregate original principal amount of $1,100,000 to the Secured Parties (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2024 Secured Notes”);

WHEREAS, the Loan Agreement provides each of the Secured Parties a conditional option to acquire an additional promissory note, as described in the Loan Agreement (the “Kicker Notes”), which, if all Secured Parties exercise the right to purchase a Kicker Note, will have an aggregate principal amount of $1,000,000;

WHEREAS, as used herein, the term “Notes”, shall refer to such of the 2024 Secured Notes and the Kicker Notes as may be outstanding at the point in time referred to;

WHEREAS, the parties hereto acknowledge that the Notes, as well as the obligations under the Loan Agreement, shall be entitled to the benefits of the security interest provided hereby for the benefit of the holders of the Notes, all on a pari passu basis; and

WHEREAS, in order to induce the Secured Parties to purchase the Notes, the Obligor agreed to execute and deliver to the Secured Parties this Agreement for the benefit of the Secured Parties and to grant to the Secured Parties a first priority security interest in the Collateral (as defined in Section 1 below) of the Obligor to secure the prompt payment, performance, and discharge in full of the Obligor’s obligations under the Notes (as defined below).

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Unless otherwise defined herein, the following terms shall have the respective meanings given to such terms in the UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper.

“Aegis” has the has the meaning given to such term in Section 14 hereof.

“Aegis Note” has the meaning given to such term in Section 14 hereof.

“Aegis Note Purchase Agreement” has the meaning given to such term in Section 14 hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include all property of the Obligor, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts and all Goods whose sale, lease or other disposition by the Obligor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Obligor; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (e) all Investment Property, including, without limitation, all rights, privileges, authority, and powers of the Obligor as an owner or as a holder of pledged equity, including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of the Obligor as a member, equity holder or shareholder, as applicable, of each issuer of any such Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims; (i) all Supporting Obligations; (j) any other property of the Obligor now or hereafter in the possession, custody or control of the Secured Parties or any agent of the Secured Parties, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including Proceeds of all insurance policies insuring the foregoing property, and all of the Obligor’s books and records relating to any of the foregoing and the Obligor business. Notwithstanding the foregoing, the “Collateral” shall not include, (i) Equipment or other property owned by the Obligor on the date hereof or hereafter acquired that is subject to a lien securing capitalized leases and purchase money indebtedness to the extent and for so long as the documentation providing for such capitalized leases and purchase money indebtedness prohibits the creation of a lien on such assets (other than to the extent that any such term or prohibition would be rendered ineffective after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code), (ii) any United States intent-to-use trademark applications to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable Federal law, (iii) assets and property to the extent such assets and property are subject to a term or a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than the Obligor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC) or (iv) the ILOC (as defined in the Intercreditor Agreement); provided, that with respect to any such limitation described in the foregoing clauses (i) and (iii), immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and the Obligor shall be deemed to have granted a lien on such property for the benefit of the Secured Parties under this Agreement as if such restriction had never been in effect.

“Intercreditor Agreement” has the meaning given to such term in Section 14 hereof.

“Obligations” means all of the Obligor’s obligations under this Agreement, the Loan Agreement and the Notes in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

“Obligor” shall have the meaning set forth in the preamble of this Agreement.

“Transaction Documents” shall have the meaning given to such term in the Loan Agreement.

“UCC” means the Uniform Commercial Code, as currently in effect in the State of Nevada.

2. Grant of Security Interest. As an inducement for the Secured Parties to purchase the Notes from Obligor and to advance funds to Obligor and to secure the complete and timely payment, performance, and discharge in full, as the case may be, of all of the Obligations, Obligor hereby, unconditionally and irrevocably, pledges, grants, and hypothecates to the Secured Parties a continuing security interest in, a first lien upon, and a right of set-off against all of the Obligor’s right, title, and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants, and Agreements of the Obligor. Obligor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

a) Obligor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery, and performance by Obligor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of Obligor and no further action is required by the Obligor.

b) Obligor represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto;

c) Except as set forth on Schedule 3(c), Obligor is the sole owner of the Collateral (except for non-exclusive licenses granted by Obligor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. Except as set forth on Schedule 3(c), there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license, or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule 3(c), so long as this Agreement shall be in effect, the Obligor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or Obligor’s use of any Collateral violates the rights of any third parties. There has been no adverse decision to Obligor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Obligor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Obligor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator, or other governmental authority.

e) Obligor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties valid, perfected and continuing first priority liens in the Collateral.

f) Except for the filing of financing statements on Form UCC-1 under the UCC with the jurisdictions indicated on Schedule B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Obligor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Obligor or (ii) for the perfection of or exercise by the Secured Parties of their rights and remedies hereunder.

g) Obligor irrevocably authorizes the Secured Parties at any time and from time to time to file in any UCC jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (a) indicate the Collateral (i) as all assets of the Obligor words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, in order and as necessary or appropriate (as determined by the Secured Parties in their sole discretion) to perfect the Security Interest in the Collateral granted herein.

h) The execution, delivery, and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Obligor is a party or by which the Obligor is bound. Except as set forth on Schedule 3(h), no consent (including, without limitation, from stockholders or creditors of the Obligor) is required for the Obligor to enter into and perform its obligations hereunder.

i) Obligor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. Obligor hereby agrees to defend the same against any and all persons. The Obligor shall safeguard and protect all Collateral for the account of the Secured Parties. Without limiting the generality of the foregoing, the Obligor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Obligor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

j) Without the prior written consent of the Secured Parties, the Obligor will not (i) sell, transfer, return, or otherwise dispose of any Collateral or other assets with an aggregate value in excess of $10,000 in any calendar month other than (1) sales of Inventory in the ordinary course of business, (2) any sale, disposition, or transfer of obsolete, worn-out or unneeded Equipment, and/or (3) to the extent specifically permitted to sell such Collateral in accordance with the Intercreditor Agreement; or (ii) create, incur, assume or suffer to exist any lien or other encumbrance of any nature whatsoever, on any of the Collateral whether now or hereafter owned, other than (1) in favor of the Secured Parties to secure the Obligations, and (2) Permitted Liens (as defined in the Notes).

k) Obligor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly in writing, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ Security Interest therein.

l) Obligor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements, or other instruments, documents, certificates, and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect, or enforce its Security Interest in the Collateral.

m) Obligor shall permit the Secured Parties and their representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Parties from time to time.

n) Obligor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action, and accounts receivable in respect of the Collateral.

o) Obligor shall promptly notify the Secured Parties in writing and in sufficient detail upon becoming aware of any attachment, garnishment, execution, or other legal process levied against any Collateral and of any other information received by the Obligor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

p) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Obligor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

4. Defaults. The following events shall be “Events of Default”:

a) The occurrence of a Triggering Event (as defined in the Notes) under the Notes;

b) Any representation or warranty of the Obligor in this Agreement shall prove to have been incorrect in any material respect when made; and

c) The failure by Obligor to observe or perform any of its obligations hereunder or the Notes, for five (5) days after receipt by Obligor of notice of such failure from the Secured Parties.

5. Duty To Hold In Trust. Subject to any applicable restrictions set forth in the Intercreditor Agreement, upon the occurrence of any Event of Default and at any time thereafter, Obligor shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance, or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties, and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default. Subject to any applicable restrictions set forth in the Intercreditor Agreement, upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Secured Parties shall have the following rights and powers:

a) The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Obligor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at the Obligor’s premises or elsewhere, and make available to the Secured Parties, without rent, all of the Obligor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing, or putting the Collateral in saleable or disposable form.

b) The Secured Parties shall have the right to operate the business of the Obligor using the Collateral and shall have the right to assign, sell, lease, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Obligor or right of redemption of the Obligor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Obligor, which are hereby waived and released.

7. Applications of Proceeds. The proceeds of any such sale, lease, or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Obligor any surplus proceeds. If, upon the sale, license, or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Obligor will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum or such lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Obligor waives all claims, damages, and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Parties.

8. Costs and Expenses. The Obligor agrees to pay all out-of-pocket fees, costs, and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases, and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Obligor shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties might prejudice, imperil, or otherwise affect the Collateral or the Security Interest therein. The Obligor will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

9. Responsibility for Collateral. Obligor assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Obligor hereunder or under the Notes shall in no way be affected or diminished by reason of the loss, destruction, damage, or theft of any of the Collateral or its unavailability for any reason.

10. Security Interest Absolute. All rights of the Secured Parties and all Obligations of the Obligor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of this Agreement, the Notes, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, (b) any change in the time, manner, or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, the Transaction Documents, or any other agreement entered into in connection with the foregoing, (c) any exchange, release, or nonperfection, of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations, (d) any action by the Secured Parties to obtain, adjust, settle, and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral, or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Obligor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Obligor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment, and demand for performance. If any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any parties other than the Secured Parties, then, in any such event, the Obligor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Obligor waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Obligor waives any defense arising by reason of the application of the statute of limitations to any Obligation secured hereby.

11. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full and all other Obligations have been paid or discharged. Upon such termination, the Secured Parties, at the request and at the expense of the Obligor, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

12. Power of Attorney; Further Assurances.

a) The Obligor authorizes each of the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Obligor’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Obligor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of such Secured Party; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle, and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of such Secured Party, and at the Obligor’s expense, at any time, or from time to time, all acts and things which such Secured Party deems necessary to protect, preserve, and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Notes, and the Transaction Documents all as fully and effectually as the Obligor might or could do; and the Obligor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

b) On a continuing basis, Obligor will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a security interest in all the Collateral.

c) Obligor hereby irrevocably appoints each of the Secured Parties as its attorney-in-fact, with full authority in the place and stead of the Obligor and in the name of the Obligor, from time to time in such Secured Party’s discretion, to take any action and to execute any instrument which such Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Obligor where permitted by law.

13. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) upon transmission if sent by electronic mail, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to Obligor:	Eastside Distilling, Inc.
2321 NE Argyle Street, Unit D
Portland, Oregon 97211
Attention: Geoffrey Gwin
Email: ggwin@eastsidedistilling.com

If to Secured Parties:	At the respective addresses set forth beneath their names on the signature page

14. Intercreditor Agreement. Notwithstanding anything set forth in this Agreement to the contrary, the parties expressly acknowledge and agree that the Notes and the Obligations are subject to that certain Amended and Restated Intercreditor Agreement dated as of May 15, 2024, by and among the Obligor, Craft Canning + Bottling, LLC, an Oregon limited liability company and wholly-owned subsidiary of the Obligor (“Craft Canning”), the Secured Parties and Aegis Security Insurance Company (“Aegis”) (the “Intercreditor Agreement”), which Intercreditor Agreement sets forth the relative priorities of the Obligations with the indebtedness owing by the Obligor (1) to Aegis under that certain Amended and Restated Secured Promissory Note in the original principal amount of $2,638,291 dated as of September 29, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Aegis Note”), which Aegis Note amended and restated that certain Secured Promissory Note dated October 6, 2022 in the original principal amount of $4,500,000 originally issued by the Obligor to Aegis pursuant to that certain Note Purchase Agreement dated as of October 6, 2022 by and among the Obligor, Craft Canning, and Aegis (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Aegis Note Purchase Agreement”), (2) to Bigger Capital Fund, LP and District 2 Capital Fund, LP (collectively, “Bigger/D2”) under those Amended and Restated Secured Convertible Promissory Notes dated September 29, 2023, and (3) pursuant to any other Aegis Note Documents (as defined in the Intercreditor Agreement).

15. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement, or property of any other person, firm, corporation, or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

16. Miscellaneous.

a) No course of dealing between the Obligor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power, or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings, and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

d) If any provision of this Agreement is held to be invalid, prohibited, or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited, or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition, or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the parties giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

f) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and its successors and assigns.

g) Each of the parties hereto shall take such further action and execute and deliver such further documents as may be necessary or appropriate to carry out the provisions and purposes of this Agreement.

h) This Agreement shall be construed in accordance with the laws of the State of Nevada except to the extent the validity, perfection, or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of Nevada in which case such law shall govern. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any Nevada State or United States Federal court over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Nevada State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other inner provided by law. The parties hereto further waive any objection to venue in the State of Nevada and any objection to an action or proceeding in the State of Nevada, on the basis of forum non conveniens.

i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement in the event that any signature is delivered by electronic mail transmission, such signature shall create a valid binding obligation of the parties executing (or on whose behalf such signature is executed) the same with the same force and effect as if such electronic signature were the original thereof.

************

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGOR:

EASTSIDE DISTILLING, INC.

By:
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

SECURED PARTIES:

LD INVESTMENTS, LLC		BIGGER CAPITAL FUND, LP

By:		By:	Bigger Capital Fund GP, LLC, its general partner
Name:	Patrick Kilkenny
Title:	Managing Member	By:
		Name:	Michael Bigger
Address:		Title:	Managing Member
P.O. Box 1641
Rancho Santa Fe, CA 92067		Address:
Email: kilkenny_patrick@yahoo.com		11700 W Charleston Blvd 170-659
Las Vegas, NV 89135
Email: biggercapital@gmail.com

DISTRICT 2 CAPITAL FUND LP

By:	District 2 GP, LLC, its general partner

By:
Name:	Michael Bigger
Title:	Managing Member

Address:
14 Wall Street, 2nd Floor Huntington, NY 11743
Email: michael@district2capital.com

SCHEDULE A

Principal Place of Business of the Obligor:

2321 NE Argyle Street, Unit D, Portland, Oregon 97211

Locations Where Collateral is Located or Stored:

Inventory Warehouse Name, Address

Big River, 802 Royal Avenue, Memphis, TN

Castle & Key, 4445 McCracken Pike, Frankfort, KY

Middle West Spirits, 470 E Starr Avenue, Columbus, OH

Old Line Spirits, 4201 E Pratt Street Baltimore, MD

OZ Tyler, 10 Distillery Road, Owensboro, KY

MGPI of Indiana, 652 Shipping Street, Lawrenceburg, IN

SCHEDULE B

Jurisdictions:

Nevada

Schedule 3(c)

The Collateral is secured by a lien in favor of Aegis granted by the Obligor to Aegis (the “Aegis Lien”).

The Collateral is secured by a lien in favor of Bigger/D2 granted by the Obligor to Bigger and District 2 (the “Bigger/D2 Lien”).

The relative priorities of the Security Interest of the Secured Parties in the Collateral and the Aegis Lien and the Bigger/D2 Lien are as set forth in the Intercreditor Agreement.

Schedule 3(h)

1.	The consents of Aegis, Bigger and District 2, which consents have been granted pursuant to the Loan Agreement.

APPENDIX D

Amended and Restated Intercreditor Agreement

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2024 (the “Effective Date”) by and among Eastside Distilling, Inc., a Nevada corporation (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, “Eastside”), Craft Canning + Bottling, LLC, an Oregon limited liability company and wholly-owned subsidiary of Eastside (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, “Craft Canning”), Bigger Capital Fund, LP, a Delaware limited partnership (“Bigger”), District 2 Capital Fund LP, a Delaware limited partnership (“District 2”; Bigger and District 2 are referred to herein collectively as the “Bigger-District Creditors”, and each, individually, as a “Bigger-District Creditor”), Aegis Security Insurance Company (“Aegis”) and LD Investments, LLC (“LDI”). Reference is made to that certain Intercreditor Agreement dated as of September 29, 2023 by and among Eastside, Craft Canning, Bigger, District 2 and Aegis (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Intercreditor Agreement”). The parties to the Existing Intercreditor Agreement have agreed to amend and restate the Existing Intercreditor Agreement, on the terms and subject to the conditions contained herein.

R E C I T A L S

A. (I) On October 6, 2022, Eastside and Craft Canning entered into that certain Note Purchase Agreement dated as of October 6, 2022 (as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented or otherwise modified from time to time, the “Aegis Note Purchase Agreement”) with Aegis pursuant to which, among other things, (i) Aegis purchased from Eastside a Secured Promissory Note in the original principal amount of $4,500,000 (as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented or otherwise modified from time to time, the “Aegis Note”), (ii) Eastside and Craft Canning each granted to Aegis a continuing security interest in all property of Eastside and Craft Canning, and (iii) Craft Canning entered into that certain Note Guaranty dated as of October 6, 2022 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Aegis Note Guaranty”) guaranteeing the obligations of Eastside under the Aegis Note, all in accordance with the terms of the Aegis Note Purchase Agreement; (II) as of September 29, 2023, $1,898,202 of principal on the Aegis Note and $3,255,000 of principal on the Bigger-District Notes (as defined below) were cancelled in exchange for the issuance by Eastside to The B.A.D. Company, LLC, a Delaware limited liability company in which the Bigger-District Creditors collectively hold a 50% interest and Aegis holds a 28.33% interest (the “Bigger-Aegis SPV”) of 296,722 shares of Eastside common stock, par value $0.0001 per share, and 200,000 shares of Series C Preferred Stock of Eastside, par value $0.0001 per share (the “Debt-for-Equity Exchange”) pursuant to that certain Debt Satisfaction Agreement, dated as of the date hereof, by and among Eastside, the Bigger-Aegis SPV, the Bigger-District Creditors, Aegis, LDI and TQLA, LLC, a California limited liability company and an Affiliate of Aegis (“TQLA”); and (III) simultaneously with the execution of the Existing Intercreditor Agreement, (i) the Aegis Note Purchase Agreement was amended pursuant to that certain First Amendment Agreement dated as of September 29, 2023 by and among Eastside, Craft Canning and Aegis (the “Aegis Note Purchase Agreement First Amendment”), (ii) the Aegis Note was amended and restated by that certain Amended and Restated Secured Promissory Note, dated as of September 29, 2023, by and among Eastside and Aegis (as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented, increased or otherwise modified from time to time, the “A&R Aegis Note”), which A&R Aegis Note replaced and superseded the existing Aegis Note in its entirety subject to the terms and conditions of the A&R Aegis Note, such that as of the Effective Date, the aggregate principal amount outstanding under the A&R Aegis Note is $2,638,291, and (iii) the Aegis Note Guaranty was amended and restated and superseded in its entirety by that certain Amended and Restated Note Guaranty, dated as of September 29, 2023 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “A&R Aegis Note Guaranty”).

B. (I) On April 19, 2021, Eastside entered into that certain Securities Purchase Agreement dated as of April 19, 2021 (as amended pursuant to that certain Amendment to Securities Purchase Agreement dated as of April 23, 2021 by and among Eastside and the Bigger-District Creditors (the “Amendment to Bigger-District Securities Purchase Agreement”, and as further amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented or otherwise modified from time to time, the “Bigger-District Securities Purchase Agreement”) with the Bigger-District Creditors pursuant to which, among other things, (i) Bigger purchased from Eastside (1) that certain Secured Convertible Promissory Note in the original principal amount of $1,500,000 dated as of April 19, 2021 (as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented or otherwise modified from time to time, the “First Closing Bigger Note”) and (2) that certain Secured Convertible Promissory Note in the original principal amount of $150,000 dated as of May 13, 2021 (as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented or otherwise modified from time to time, the “Second Closing Bigger Note”, and together with the First Closing Bigger Note, collectively, the “Bigger Notes”), and (ii) District 2 purchased from Eastside (1) that certain Secured Convertible Promissory Note in the original principal amount of $1,500,000 dated as of April 19, 2021 (as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented or otherwise modified from time to time, the “First Closing District 2 Note”) and (2) that certain Secured Convertible Promissory Note in the original principal amount of $150,000 dated as of May 13, 2021 (as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented or otherwise modified from time to time, the “Second Closing District 2 Note”, and together with the First Closing District 2 Note, collectively, the “District 2 Notes”; the Bigger Notes and the District 2 Notes are referred to herein collectively as the “Bigger-District Notes”), (iii) Eastside entered into that certain Security Agreement dated as of April 19, 2021 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Bigger-District Security Agreement”) with the Bigger-District Creditors securing the obligations of Eastside under the Bigger-District Notes, all in accordance with the terms of the Bigger-District Securities Purchase Agreement; (II) on April 1, 2022, Eastside entered into that certain Accommodation Agreement dated as of April 1, 2022 (the “Bigger-District Accommodation Agreement”) with the Bigger-District Creditors, pursuant to which, among other things, the Bigger-District Notes were amended to adjust the conversion price under the Bigger-District Notes to One Dollar and Thirty Cents ($1.30) per share subject to the terms of the Bigger-District Accommodation Agreement; (III) on October 13, 2022, Eastside entered into that certain Amendment Agreement dated as of October 13, 2022 (the “Bigger-District First Amendment Agreement”) with the Bigger-District Creditors, pursuant to which, among other things, the Bigger-District Notes were amended to extend the maturity date of the Bigger-District Notes to November 18, 2022; (IV) simultaneously with the execution of the Existing Intercreditor Agreement, $3,255,000 of principal on the Bigger-District Notes was cancelled in connection with the Debt-for-Equity Exchange as described in recital A above; and (V) simultaneously with the execution of the Existing Intercreditor Agreement, (i) Eastside entered into that certain Second Amendment Agreement effective as of November 18, 2022 (the “Bigger-District Second Amendment Agreement”) with the Bigger-District Creditors, pursuant to which the Bigger-District Notes were amended to extend the maturity date of the Bigger-District Notes, and (ii) Eastside entered into that certain Third Amendment Agreement dated as of September 29, 2023 (the “Bigger-District Third Amendment Agreement”) with the Bigger-District Creditors, pursuant to which, among other things, (1) the Bigger-District Notes were amended and restated in the form and subject to the terms set forth in the executed copies of such amended and restated Bigger-District Notes attached as Exhibits A through B to the Bigger-District Third Amendment Agreement (each, as amended, restated, amended and restated, extended, renewed, refinanced, replaced, supplemented, increased or otherwise modified from time to time, an “A&R Bigger-District Note”, and collectively, the “A&R Bigger-District Notes”), which A&R Bigger-District Notes replaced and superseded the existing respective Bigger-District Notes in their entirety, subject to the terms and conditions of each respective A&R Bigger-District Note, such that as of the Effective Date, the aggregate principal amount outstanding under the A&R Bigger-District Notes is $399,290, (2) the Bigger-District Security Agreement was amended and restated and superseded in its entirety in the form of the A&R Bigger-District Security Agreement dated as of September 29, 2023 (as, amended, amended, supplemented, or otherwise modified from time to time, the “A&R Bigger-District Security Agreement”), (3) the Bigger Warrant (as defined below) was amended and restated and superseded in its entirety by the A&R Bigger Warrant (as defined below), (4) the District 2 Warrant (as defined below) was amended and restated and superseded in its entirety by the A&R District 2 Warrant (as defined below), and (5) certain unsecured Promissory Notes originally issued by Eastside to Bigger and District 2 on September 29, 2023 were amended and restated and superseded in their entirety by the A&R Bigger-District Unsecured Notes (as defined below), as described in Section 13(b)(ii) below, such that as of the Effective Date, the aggregate principal amount outstanding under the A&R Bigger-District Unsecured Notes is $7,517,467.

C. Simultaneous with the execution of this Agreement, Eastside entered into that certain Loan Agreement dated as of May 15, 2024 by and among Eastside, Aegis, the Bigger-Aegis SPV, Bigger in its capacity as a Subscriber, District 2 in its capacity as a Subscriber and LDI in its capacity as a Subscriber (as, amended, amended, supplemented, or otherwise modified from time to time the “2024 Loan Agreement”), pursuant to which, among other things, (i) Eastside issued to the Bigger-District Creditors and LDI certain 2024 Secured Notes in the aggregate principal amount of $1,100,000 (the “2024 Notes”), (ii) Eastside granted the Bigger-District Creditors and LDI conditional rights to purchase Kicker Notes from Eastside with an aggregate principal amount of up to $1,000,000, (iii) Eastside, the Bigger-District Creditors and LDI entered into that certain Security Agreement dated as of May 15, 2024 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “2024 Security Agreement”), pursuant to which Eastside granted to the Bigger-District Creditors and LDI a continuing security interest in the property of Eastside securing the obligations of Eastside under the 2024 Notes and the Kicker Notes, and (iv) Eastside issued to the Bigger-District Creditors and LDI certain common stock purchase warrants as additional consideration for their purchase of the 2024 Notes (the “2024 Warrants”).

D. Eastside, Craft Canning, Aegis, LDI and the Bigger-District Creditors are entering into this Agreement to, among other things, regulate the relation among the Pari Passu Creditors (as defined below) in connection with the Aegis Debt (as defined below), the Bigger-District Debt (as defined below), and the 2024 Debt (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises, and the terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following respective meanings:

“Aegis Debt” shall mean (a) all indebtedness and obligations of any and all Obligors owing under the Aegis Note Documents, including without limitation the principal amount of and interest (including but not limited to post-petition interest) on all indebtedness, liabilities and/or obligations of any and all Obligors under the Aegis Note Documents, and (b) all renewals, extensions, amendments, or other modifications of any of the foregoing, including without limitation, any future increase in the principal amount of the A&R Aegis Note, and any reasonable attorneys’ fees or other reasonable collection costs incurred in connection with any of the foregoing.

“Aegis Note Documents” shall mean (i) the Aegis Note Purchase Agreement, (ii) the Aegis Note Purchase Agreement First Amendment, (iii) the A&R Aegis Note, (iv) the A&R Aegis Note Guaranty, and each other agreement, document or instrument evidencing or governing any of the Aegis Debt, whether existing now or in the future.

“Aegis Note Document Default” means any event constituting an “Event of Default” under and as such term is defined in the A&R Aegis Note, as in effect on the Effective Date.

“Aegis-Obligor Fundamental Transaction” has the meaning given to such term in Section 4(f).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” shall mean Aegis in its capacity as Agent hereunder until upon the occurrence of an Aegis-Obligor Fundamental Transaction and the Bigger-District Creditors’ election to replace Aegis as Agent with the Successor Agent in accordance with Section 4(f) of this Agreement, whereupon “Agent” shall mean the Successor Agent.

“Bigger-District Debt” shall mean (a) all indebtedness and obligations of any and all Obligors owing under the Bigger-District Note Documents, including without limitation the principal amount of and interest (including but not limited to post-petition interest) on all indebtedness, liabilities and/or obligations of any and all Obligors under the Bigger-District Note Documents, and (b) all renewals, extensions, amendments, or other modifications of any of the foregoing, including without limitation, any future increase in the principal amount of the A&R Bigger-District Notes, and any reasonable attorneys’ fees or other reasonable collection costs incurred in connection with any of the foregoing.

“Bigger-District Note Documents” shall mean the (i) Bigger-District Securities Purchase Agreement, (ii) the Amendment to Bigger-District Securities Purchase Agreement, (ii) the A&R Bigger-District Notes, (ii) the A&R Bigger-District Security Agreement, (iii) the Bigger-District Accommodation Agreement, (iv) the Bigger-District First Amendment Agreement, (v) the Bigger-District Second Amendment Agreement, (vi) the Bigger-District Third Amendment Agreement, and (vii) each other agreement, document or instrument evidencing or governing any of the Bigger-District Debt, whether existing now or in the future; provided, notwithstanding anything to the contrary set forth in this Agreement, the “Bigger-District Note Documents” shall not include (1) that certain Amended and Restated Warrant dated as of September 29, 2023 issued by Eastside to Bigger (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “A&R Bigger Warrant”), which A&R Bigger Warrant amended and restated and superseded in its entirety that certain Warrant dated as of July 29, 2021 issued by Eastside to Bigger (the “Bigger Warrant”), (2) that certain Amended and Restated Warrant dated as of September 29, 2023 issued by Eastside to District 2 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “A&R District 2 Warrant”), which A&R District 2 Warrant amended and restated and superseded in its entirety that certain Warrant dated as of July 29, 2021 issued by Eastside to District 2 (the “District 2 Warrant”), (3) that certain letter agreement Re: Reload Offer of Common Stock Purchase Warrants, dated as of July 29, 2021, by and between Bigger and Eastside (the “Bigger Reload Offer Letter”), (4) that certain letter agreement Re: Reload Offer of Common Stock Purchase Warrants, dated as of July 29, 2021, by and between District 2 and Eastside (the “District 2 Reload Offer Letter”), or (5) the A&R Bigger-District Unsecured Notes (as defined in Section 13(b)(ii)).

“Bigger-District Note Document Default” means any event constituting a “Triggering Event” under and as such term is defined in any of the A&R Bigger-District Notes as in effect on the Effective Date.

“Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in New York City.

“Collateral” shall mean any and all property and interests in property of any one or more of the Obligors or any other Person which now constitutes or hereafter will constitute collateral or other security for the payment and performance of the Aegis Debt or for the payment and performance of the Bigger-District Debt or for the payment and performance of the 2024 Debt; provided, that with respect to the Bigger-District Debt and the 2024 Debt, the “Collateral” excludes that certain irrevocable letter of credit (unsecured) contemplated to be issued to Aegis, as the beneficiary, by California Bank and Trust and all guarantees and indemnity agreements of Persons other than Obligors supporting such irrevocable letter of credit (collectively, the “ILOC”), subject to the terms and conditions set forth in the Aegis Note Purchase Agreement as in effect on the Effective Date, all of which solely secures the Aegis Debt and does not secure the Bigger-District Debt or the 2024 Debt.

“Collateral – Barrels” means the barrels of whiskey identified on Schedule 1-A to this Agreement, which are all of the barrels of whiskey owned by Eastside on the Effective Date; provided, notwithstanding anything to the contrary set forth herein, that the term “Collateral – Barrels” also includes any and all other barrels of whiskey owned by Eastside on the Effective Date but not included on Schedule 1-A. Eastside will provide the Pari Passu Creditors an amended Schedule 1-A promptly after discovery of any Collateral – Barrels not included on Schedule 1-A.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling Interest” means, with respect to any Person as of any date of determination, aggregate ownership interests in such Person that are greater than fifty percent (50%) of the outstanding ownership interests in such Person as of such date.

“Enforcement Action” means any action by Agent on behalf of one or more of the Pari Passu Creditors to enforce payment or performance by an Obligor of any of portion of the Pari Passu Debt under any Secured Creditor Note Documents, including, but not limited to, any of the following: (a) acceleration of the maturity of such Pari Passu Debt; (b) commencement of, prosecution of, or participation in any lawsuit, action or proceeding, whether private, judicial, equitable, administrative, or otherwise (including the commencement or joining with any other creditors in the commencement of any Proceeding) against an Obligor; (c) any action by Agent on behalf of Pari Passu Creditors to foreclose on the Liens of any Secured Creditor in any Collateral); (d) any action by Agent on behalf of Pari Passu Creditors to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, Agent; and/or (e) the taking of any other actions by Agent on behalf of Pari Passu Creditors against any Collateral, including (other than for purposes of perfection) the taking of control or possession of any Collateral.

“Event of Default” means any (i) Aegis Note Document Default, (ii) Bigger-District Note Document Default or (iii) after the Pari Passu Date, 2024 Note Document Default.

“Kicker Notes” has the meaning given to such term in the 2024 Loan Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, but not limited to, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a capital lease, and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Net Cash Proceeds” means, with respect to any Other Prepayment Event, (a) all cash proceeds received by or on behalf of any and all Obligors in respect of such Other Prepayment Event net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by any Obligor to any third party (other than to any other Obligor or any Affiliate of any Obligor) in connection with such Other Prepayment Event, (ii) in the case of a sale, transfer or other disposition of an asset in connection with such Other Prepayment Event, the amount of all payments required to be made by any Obligor as a result of such event to repay indebtedness (other than the Pari Passu Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such Other Prepayment Event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Obligors and, subject to the prior written consent of Pari Passu Creditors, such consent not to be unreasonably withheld, the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable by the Obligors, in each case during the year that such Other Prepayment Event occurred or the next succeeding year and that are directly attributable to such Other Prepayment Event (as determined reasonably and in good faith by the Obligors).

“Obligors” shall mean Eastside, Craft Canning, and any other Affiliate of Eastside or Craft Canning who may become liable with respect to any Pari Passu Debt, whether as co-maker or co-obligor, guarantor or other surety, or otherwise, in each case, together with each of their respective successors and assigns, including any receiver, trustee or debtor-in-possession.

“Other Prepayment Event” shall mean the occurrence of any of the following events: (i) the sale of substantially all of the assets of any Obligor (other than to the extent such sale constitutes a Permitted Sale (as defined in Section 3(a)(iii)); (ii) the sale or issuance by Eastside or any other Obligor of a Controlling Interest in the capital stock or ownership interests, or of options, warrants or rights to acquire capital stock or ownership interests in Eastside or any other Obligor; or (iii) a merger, consolidation or corporate reorganization involving any Obligor, whereby such Obligor is not the surviving entity.

“Paid in Full” shall mean:

(i)	with respect any portion of the Aegis Debt, that (A) all of such Aegis Debt (other than Aegis Debt consisting of contingent indemnification obligations for which no underlying claim has been asserted) has been indefeasibly paid, performed or discharged in full (with all such Aegis Debt consisting of monetary or payment obligations having been paid in full in cash or otherwise satisfied in a manner acceptable to Aegis in its sole and absolute discretion) and (B) that any and all commitments by Aegis to make any loan or advance or extend any other credit that would, if made or extended, constitute Aegis Debt have been irrevocably terminated; and

(ii)	with respect to any portion of the Bigger-District Debt, that (A) all of such Bigger-District Debt (other than Bigger-District Debt consisting of contingent indemnification obligations for which no underlying claim has been asserted) has been indefeasibly paid, performed or discharged in full (with all such Bigger-District Debt consisting of monetary or payment obligations having been paid in full in cash or otherwise satisfied in a manner acceptable to the Bigger-District Creditors in their sole and absolute discretion) and (B) that any and all commitments by the Bigger-District Creditors to make any loan or advance or extend any other credit that would, if made or extended, constitute Bigger-District Debt have been irrevocably terminated.

(iii)	with respect to any portion of the 2024 Debt, that (A) all of such 2024 Debt (other than 2024 Debt consisting of contingent indemnification obligations for which no underlying claim has been asserted) has been indefeasibly paid, performed or discharged in full (with all such 2024 Debt consisting of monetary or payment obligations having been paid in full in cash or otherwise satisfied in a manner acceptable to the 2024 Note Creditors in their sole and absolute discretion) and (B) that any and all commitments by the 2024 Note Creditors to make any loan or advance or extend any other credit that would, if made or extended, constitute 2024 Debt have been irrevocably terminated.

“Pari Passu Creditor” means any of the Secured Creditors (collectively, the “Pari Passu Creditors”).

“Pari Passu Date” means the first date on which (i) any 2024 Debt remains outstanding and (ii) the Collateral – Barrels contains no barrels.

“Pari Passu Debt” means, (i) prior to the Pari Passu Date, collectively, all of the Aegis Debt and all of the Bigger-District Debt, and (ii) after the Pari Passu Date, collectively, all of the Aegis Debt, all of the Bigger-District Debt and all of the 2024 Debt.

“Pari Passu Note Document” means any of the Secured Creditor Note Documents (collectively, the “Pari Passu Note Documents”).

“Pari Passu Percentage” means:

(i)	As of any date occurring prior to the Pari Passu Date:

(1)	with respect to Aegis, the percentage calculated by dividing (A) the aggregate original principal amount of the A&R Aegis Note as of the Effective Date (such amount being $2,638,291) by (B) the amount calculated as the sum of (x) the aggregate original principal amount of the A&R Aegis Note as of the Effective Date (such amount being $2,638,291) plus (y) the aggregate original principal amount of the A&R Bigger-District Notes as of the Effective Date (such amount being $399,290) (such percentage calculated under this subclause (1) being 86.86% (calculated as $2,638,581/$3,037,581));

(2)	with respect to the Bigger-District Creditors, collectively, the percentage calculated by dividing (A) the amount calculated as the aggregate original principal amount of the A&R Bigger-District Notes as of the Effective Date (such amount being $399,290) by (B) the amount calculated as the sum of (x) the aggregate original principal amount of the A&R Aegis Note as of the Effective Date (such amount being $2,638,291) plus (y) the aggregate original principal amount of the A&R Bigger-District Notes as of the Effective Date (such amount being $399,290 (such percentage calculated under this subclause (2) being 13.14% (calculated as $399,290/$3,037,581)); and

(3)	with respect to LDI, zero percent (0%); and

(ii)	As of any date occurring on or after the Pari Passu Date:

(1)	with respect to Aegis, the percentage calculated by dividing (A) the aggregate original principal amount of the A&R Aegis Note outstanding as of the Effective Date (such amount being $2,638,291) by (B) the amount calculated as the sum of (w) the aggregate original principal amount of the A&R Aegis Note outstanding as of the Effective Date (such amount being $2,638,291) plus (x) the aggregate original principal amount of the A&R Bigger-District Notes outstanding as of the Effective Date (such amount being $399,290) plus (y) the aggregate original principal amount of the 2024 Notes issued as of the Effective Date (such amount being $1,100,000) plus (z) the aggregate principal amount of any Kicker Notes issued on or prior to the date on which the calculation is made;

(2)	with respect to the Bigger-District Creditors, collectively, the percentage calculated by dividing (A) the amount calculated as the sum of (x) the aggregate original principal amount of the A&R Bigger-District Notes outstanding as of the Effective Date (such amount being $399,290) plus (y) the aggregate original principal amount of the 2024 Notes purchased by the Bigger-District Creditors as of the Effective Date (such amount being $550,000) plus (z) the aggregate principal amount of any Kicker Notes purchased by the Bigger-District Creditors on or prior to the date on which the calculation is made, by (B) the amount calculated as the sum of (w) the aggregate original principal amount of the A&R Aegis Note outstanding as of the Effective Date (such amount being $2,638,291) plus (x) the aggregate original principal amount of the A&R Bigger-District Notes outstanding as of the Effective Date (such amount being $399,290) plus (y) the aggregate original principal amount of the 2024 Notes issued as of the Effective Date (such amount being $1,100,000) plus (z) the aggregate principal amount of any Kicker Notes issued on or prior to the date on which the calculation is made; and

(3)	with respect to LDI, the percentage calculated by dividing (A) the amount calculated as the sum of (x) the aggregate original principal amount of the 2024 Note purchased by LDI as of the Effective Date (such amount being $550,000) plus (y) the aggregate principal amount of any Kicker Note purchased by LDI on or prior to the date on which the calculation is made, by (B) the amount calculated as the sum of (w) the aggregate original principal amount of the A&R Aegis Note outstanding as of the Effective Date (such amount being $2,638,291) plus (x) the aggregate original principal amount of the A&R Bigger-District Notes outstanding as of the Effective Date (such amount being $399,290) plus (y) the aggregate original principal amount of the 2024 Notes issued as of the Effective Date (such amount being $1,100,000) plus (z) the aggregate principal amount of any Kicker Notes issued on or prior to the date on which the calculation is made.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Prepayment Event” means any (i) Other Prepayment Event or (ii) any Permitted Sale (as defined in Section 3(a)(iii)), but shall not include any sale of Collateral – Barrels permitted under Section 34 hereof.

“Secured Creditor” means Aegis, any of the Bigger-District Creditors or any of the 2024 Note Creditors (collectively, the “Secured Creditors”).

“Secured Creditor Note Documents” means, (i) with respect to Aegis, the Aegis Note Documents, or any of them, (ii) with respect to any Bigger-District Creditor, the Bigger-District Note Documents to which such Bigger-District Creditor is a party, and (iii) with respect to any 2024 Note Creditor, the 2024 Note Documents, or any of them (each, individually, a “Secured Creditor Note Document”).

“Successor Agent” means any financial institution or other third party engaged in the business of serving as collateral agent for the Secured Creditors designated by the Bigger-District Creditors to serve as Agent under this Agreement in accordance with Section 4(f); provided, that the Successor Agent shall not be an Affiliate of Aegis, the Bigger-District Creditors, the 2024 Note Creditors, or any Obligor.

“2024 Debt” shall mean (a) all indebtedness and obligations of any and all Obligors owing under the 2024 Note Documents, whether issued on the Effective Date or thereafter as Kicker Notes, including without limitation the principal amount of and interest (including but not limited to post-petition interest) on all indebtedness, liabilities and/or obligations of any and all Obligors under the 2024 Note Documents, and (b) all renewals, extensions, amendments, or other modifications of any of the foregoing, and any reasonable attorneys’ fees or other reasonable collection costs incurred in connection with any of the foregoing.

“2024 Note Creditor” means any of Bigger, District 2 or LDI (collectively, the “2024 Note Creditors”).

“2024 Note Documents” shall mean the (i) 2024 Loan Agreement, (ii) the 2024 Notes, (iii) any Kicker Notes issued after the Effective Date pursuant to the 2024 Loan Agreement, (iv) the 2024 Security Agreement, and each other agreement, document or instrument evidencing or governing any of the 2024 Debt, whether existing now or in the future, provided, notwithstanding anything to the contrary set forth in this Agreement, the “2024 Note Documents” shall not include the 2024 Warrants.

“2024 Note Document Default” means any event constituting a “Triggering Event” under and as such term is defined in any of the 2024 Notes as in effect on the Effective Date.

2. Pari Passu Ranking; Application of Payments and Recoveries on Pari Passu Debt.

(a) Application of Payments of and Recoveries on Pari Passu Debt. Subject to Section 34:

(i) upon the occurrence and during the continuation of any Event of Default, all of the Pari Passu Debt shall rank equally without preference or priority of any kind over one another, and all payments and recoveries payable on account of principal and interest on the Pari Passu Debt, including without limitation any proceeds of Collateral shall be paid and applied ratably and proportionately to the Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors; provided, for the avoidance of doubt and notwithstanding anything to the contrary set forth herein, that during the Subordination Period, all payments and recoveries realized with respect to the Collateral – Barrels and the proceeds thereof shall be paid and applied First to the 2024 Note Creditors ratably and proportionately on the basis of the respective amounts of outstanding 2024 Debt held by such 2024 Note Creditors until the 2024 Debt is Paid in Full, and Second, to the Pari Passu Creditors with respect to all outstanding Pari Passu Debt outstanding Pari Passu Debt ratably and proportionately to the Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors;

(ii) upon the taking of any Enforcement Action or any other collection efforts with respect to the Pari Passu Debt by Agent on behalf of the Pari Passu Creditors or any of them, all of the Pari Passu Debt shall rank equally without preference or priority of any kind over one another, and all payments and recoveries payable on account principal and interest of the Pari Passu Debt realized in connection with such Enforcement Action and/or other collection efforts with respect to the Pari Passu Debt, including without limitation any proceeds of Collateral (other than the ILOC and any proceeds thereof, which are reserved solely for Aegis), shall be promptly paid and applied ratably and proportionately to the Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors; provided, for the avoidance of doubt and notwithstanding anything to the contrary set forth herein, that during the Subordination Period, all payments and recoveries realized in connection with such Enforcement Action with respect to the Collateral – Barrels and the proceeds thereof shall be paid and applied First, to the 2024 Note Creditors ratably and proportionately on the basis of the respective amounts of outstanding 2024 Debt held by such 2024 Note Creditors until the 2024 Debt is Paid in Full, and Second, to the Pari Passu Creditors with respect to all outstanding Pari Passu Debt outstanding Pari Passu Debt ratably and proportionately to the Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors;

(iii) upon the occurrence of any Permitted Sale, the Spirits Business Net Cash Proceeds with respect to such Permitted Sale (after deduction of any Spirits Business Net Cash Proceeds retained by the Obligors for Approved Working Capital Purposes in connection with such Permitted Sale in accordance with clause (iii) of the definition of the term “Permitted Sale” (as defined in Section 3(a)(iii)), if and to the extent applicable) shall be used to prepay the Pari Passu Debt in accordance with clause (iv) of the definition of the term “Permitted Sale” (as defined in Section 3(a)(iii)); and

(iv) upon the occurrence of any Other Prepayment Event, the Net Cash Proceeds with respect to such Other Prepayment Event shall be used to prepay the Pari Passu Debt, with such Net Cash Proceeds being paid and applied to the Pari Passu Creditors ratably and proportionately with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors.

The arrangements contemplated by this Section 2(a) shall apply notwithstanding the date of the occurrence of any Event of Default; the date of the taking of any Enforcement Action; the date of execution, delivery, attachment, perfection or registration of any Aegis Note Document or any Bigger-District Note Document or 2024 Note Document (or any lack thereof); the date of advance of any funds to any Obligor by any Pari Passu Creditor; the date of creation, perfection or determination of any charges or security interests on the Collateral in favor of any Pari Passu Creditor; the date of appointment of any receiver or receiver-manager or bankruptcy trustee; the date of obtaining any judgment; any provision of applicable law or requirement of any governmental authority; any defense, claim or any right not provided under this Agreement; or the terms of any agreement between any Secured Creditor and one or more of the Obligors under any document or instrument other than this Agreement between or among such parties, whether or not bankruptcy, receivership or insolvency proceedings shall at any time have been commenced.

(b) Co-operation; Information.

(i) Each Secured Creditor agrees to promptly provide from time to time, including without limitation following the occurrence of any Event of Default or the taking of any Enforcement Action, such information requested by each and any of the other Secured Creditors (any such Secured Creditors requesting information from any Providing Secured Creditor under this Section 2(b), a “Requesting Secured Creditor”), as may be reasonably necessary for such Requesting Secured Creditor to make any calculation referred to in or necessary to implement any provision of this Agreement, including without limitation, information concerning the aggregate amount of outstanding Pari Passu Debt owing to any such other Secured Creditor as of any applicable time. Each Secured Creditor agrees that any Requesting Secured Creditor may request that such information be furnished to it in writing by the applicable Secured Creditor from which such information is requested, and that such Requesting Secured Creditor shall be entitled to rely on such information in making any calculation referred to in or necessary to implement any provision of this Agreement and in taking any actions necessary to implement any provision of this Agreement; provided that the failure of any Secured Creditor to provide any such information requested by any Requesting Secured Creditor shall not affect the enforceability of any provision of this Agreement, including without limitation the provisions of this Agreement relating to the relative rights of the Pari Passu Creditors to the allocation of payments and recoveries payable on account of the Pari Passu Debt (including from the Collateral and the proceeds thereof).

(ii) Each Obligor hereby consents and agrees to each and any Secured Creditor providing any such information to the other Secured Creditors and to such actions by the Secured Creditors under this Section 2(b) and waives any rights or claims against any Secured Creditors arising as a result of such information or actions.

3. Payment Limitations.

(a) Permitted Payments.

(i) Permitted Bigger-District Payments. Until all of the Aegis Debt and all of the 2024 Debt has been Paid in Full, no Obligor shall, directly or indirectly, make any payment on account of the Bigger-District Debt, and no Bigger-District Creditor or any Affiliate thereof shall be permitted to receive from any Obligor, directly or indirectly, any payment on account of the Bigger-District Debt other than (1) regularly scheduled payments of interest and principal, in each case as and when due and payable on a non-accelerated basis in accordance with the terms of the A&R Bigger-District Notes as in effect on the Effective Date, (2) payments of principal, interest, and any unpaid fees or other obligations owing by any Obligor to any Bigger-District Creditor under any A&R Bigger-District Note as in effect on the Effective Date on the non-accelerated maturity date of such A&R Bigger-District Note as in effect on the Effective Date and (3) any Permitted Mandatory Prepayment of the Bigger-District Debt provided such Permitted Mandatory Prepayment is made in accordance with the provisions of Section 3(a)(iv) and Section 2(a)(iii)) (collectively, “Permitted Bigger-District Payments”, and each individually, a “Permitted Bigger-District Payment”), unless and until, with respect to any payment described in any of the foregoing clauses (1), (2) and (3) of this Section 3(a)(i), any Event of Default has occurred and is continuing or such payment would result in an Event of Default, whereupon the provisions of Section 2(a)(i) shall apply and the Pari Passu Debt shall be paid to the Pari Passu Creditors in the manner set forth in such Section.

(ii) Permitted Aegis Payments. Until all of the Bigger-District Debt and all of the 2024 Debt has been Paid in Full, no Obligor shall, directly or indirectly, make any payment on account of the Aegis Debt, and neither Aegis nor any Affiliate thereof shall be permitted to receive from any Obligor, directly or indirectly, any payment on account of the Aegis Debt other than (1) regularly scheduled payments of interest and principal, in each case as and when due and payable on a non-accelerated basis in accordance with the terms of the A&R Aegis Note as in effect on the Effective Date, (2) payments of principal, interest, and any unpaid fees or other obligations owing by any Obligor to Aegis under the A&R Aegis Note as in effect on the Effective Date on the non-accelerated maturity date of the A&R Aegis Note as in effect on the Effective Date, and (3) any Permitted Mandatory Prepayment of the Aegis Debt provided such Permitted Mandatory Prepayment is made in accordance with the provisions of Section 3(a)(iv) and Section 2(a)(iii)) (collectively, “Permitted Aegis Payments”, and each individually, a “Permitted Aegis Payment”), unless and until, with respect to any payment described in any of the foregoing clauses (1), (2) and (3) of this Section 3(a)(ii), any Event of Default has occurred and is continuing at the time of such payment or such payment would result in an Event of Default, whereupon the provisions of Section 2(a)(i) shall apply and the Pari Passu Debt shall be paid to Pari Passu Creditors in the manner set forth in such Section.

(iii) Permitted 2024 Note Payments. After the Pari Passu Date and until all of the Aegis Debt and all of the Bigger-District Debt has been Paid in Full, no Obligor shall, directly or indirectly, make any payment on account of the 2024 Debt, and neither the 2024 Note Creditors nor any Affiliate thereof shall be permitted to receive from any Obligor, directly or indirectly, any payment on account of the 2024 Debt other than (1) payments of principal, interest, and any unpaid fees or other obligations owing by any Obligor to the 2024 Note Creditors Aegis under the 2024 Notes as in effect on the Effective Date on the non-accelerated maturity date of the 2024 Notes as in effect on the Effective Date or, with respect to the Kicker Notes, as in effect on the date(s) of issue of the Kicker Note, and (2) any Permitted Mandatory Prepayment of the 2024 Debt provided such Permitted Mandatory Prepayment is made in accordance with the provisions of Section 3(a)(iv) and Section 2(a)(iii)) (collectively, “Permitted 2024 Payments”, and each individually, a “Permitted 2024 Payment”), unless and until, with respect to any payment described in any of the foregoing clauses (1) and (2) of this Section 3(a)(iii), any Event of Default has occurred and is continuing at the time of such payment or such payment would result in an Event of Default, whereupon the provisions of Section 2(a)(i) shall apply and the Pari Passu Debt shall be paid to Pari Passu Creditors in the manner set forth in such Section.

(iv) Permitted Mandatory Prepayments.

(1) Permitted Mandatory Prepayments from Permitted Sales. Notwithstanding any provision of this Agreement to the contrary, in the event of any Permitted Sale, subject to the conditions set forth in the definition of the term “Permitted Sale” set forth below, the Pari Passu Creditors shall be entitled to receive, and the Obligors shall be permitted and required to make, mandatory prepayments of the Pari Passu Debt then outstanding, respectively, from the Spirits Business Net Cash Proceeds with respect to such Permitted Sale (collectively “Permitted Mandatory Prepayments”, and each individually, a “Permitted Mandatory Prepayment”), with any such Permitted Mandatory Prepayments being made in accordance with Section 2(a)(iii) and clause (iii) of the definition of the term “Permitted Sale” (as defined below).

(2) Reporting Obligation of Obligors following Permitted Sales. In the event that any Spirits Business Net Cash Proceeds with respect to any Permitted Sale are retained by any Obligor for Approved Working Capital Purposes pursuant to clause (iii) of the definition of the term “Permitted Sale” (as defined below), the Obligors shall provide Pari Passu Creditors with a reconciliation of the use of such Spirits Business Net Cash Proceeds for Approved Working Capital Purposes no less than quarterly after the closing of such Permitted Sale until the termination of this Agreement.

As used herein, the following terms shall have the following meanings:

“Approved Working Capital Purposes” shall mean (a) ordinary course of business working capital expenses of the Obligors, including expenses incurred to fund expansion of the operations of Craft Canning, disclosed to and approved in writing in advance by the Pari Passu Creditors and (b) with respect to a Permitted Sale for the purpose of changing the average age statement of the Obligors’ inventory, use of proceeds for the purpose of purchasing replacement inventory is deemed approved.

“Permitted Sale” shall mean any sale by one or more of the Obligors of all or any portion of the Spirits Business (a “portion of the Spirits Business” being defined as one or more spirits brands sold without related inventory) that complies in all respects with each of the following conditions (in each case, unless such condition is waived in writing by the Pari Passu Creditors prior to the consummation of such sale):

(i) if any portion of the purchase price for the applicable portion of the Spirits Business is payable other than in cash, the terms and conditions of such issuance shall be acceptable to and approved in writing by the Pari Passu Creditors prior to the consummation of such sale;

(ii) unless all Pari Passu Creditors agree to increase the allocation for Approved Working Capital Purposes, the lesser of (x) 20.08% of the Spirits Business Net Cash Proceeds with respect to such sale and (y) $2,000,000 of the Spirits Business Net Cash Proceeds with respect to such sale may (subject to the following proviso), at the option of the Obligors, be retained by the Obligors and used by one or more of the Obligors for Approved Working Capital Purposes; provided, notwithstanding anything to the contrary set forth herein, that (1) the aggregate amount of Spirits Business Net Cash Proceeds that the Obligors shall be permitted to retain for Approved Working Capital Purposes from all Permitted Sales (on a combined basis) shall be limited to a maximum of $2,000,000 (the “Permitted Sales Maximum Retained Amount”), and (2) with respect to any such sale of all or any portion of the Spirits Business, as applicable, the Obligors shall not be permitted to retain any amount of the Spirits Business Net Cash Proceeds with respect to such sale that would, if combined with the aggregate amount of Spirits Business Net Cash Proceeds retained by the Obligors from all other Permitted Sales (on a combined basis), if any, exceed the Permitted Sales Maximum Retained Amount); provided further, that any Spirits Business Net Cash Proceeds not retained by the Obligors for Approved Working Capital Purposes pursuant to this clause (ii) shall be applied as set forth in the immediately following clause (iii);

(iii) the Spirits Business Net Cash Proceeds with respect to such sale of all or any portion of the Spirits Business, as applicable (after deduction of the Spirits Business Net Cash Proceeds retained by the Obligors for Approved Working Capital Purposes under clause (ii) above, if and to the extent applicable) shall be used by the Obligors to prepay the Pari Passu Debt, with such Spirits Business Net Cash Proceeds being paid and applied to the Pari Passu Creditors ratably and proportionately with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors; provided, that any Spirits Business Net Cash Proceeds used to prepay the Pari Passu Debt in accordance with this clause (iii) shall be so paid and applied (A) in the case of any such Spirits Business Net Cash Proceeds received by or on behalf of any and all Obligors on the closing date of such sale, on the closing date of such sale or within one (1) Business Day following the closing date of such sale and/or (B) in the case of any such Spirits Business Net Cash Proceeds received by or on behalf of any and all Obligors following the closing date of such sale (including without limitation any such Spirits Business Net Cash Proceeds received by way of deferred payment pursuant to, or by monetization of, any promissory note issued to any of the Obligors in payment of the purchase price for such sale), within three (3) Business Days following the receipt of such Spirits Business Net Cash Proceeds by or on behalf of any and all Obligors;

(iv) no Event of Default shall have occurred and be continuing both prior to and immediately after giving effect to such sale of all or any portion of the Spirits Business, as applicable;

(v) in advance of the consummation of such sale of all or any portion of the Spirits Business, the Pari Passu Creditors shall have approved in writing the final terms of such sale of all or any portion of the Spirits Business, including without limitation the particular assets to be sold in such sale of all or any portion of the Spirits Business and the aggregate price for the sale of the particular assets to be sold in such sale of all or any portion of the Spirits Business;

(vi) full and complete copies of all documents evidencing such sale of all or any portion of the Spirits Business, as applicable, and/or entered into by any Obligor in connection with any such sale shall have been provided to the Pari Passu Creditors, and the Pari Passu Creditors shall have approved such documents in writing in advance of the consummation of such sale of all or any portion of the Spirits Business, as applicable; and

(vii) the Obligors shall have complied with each other reasonable request of Pari Passu Creditors in connection with such sale of all or any portion of the Spirits Business, as applicable.

“Spirits Business” means all spirits brands now owned or hereafter acquired by Eastside or any other Obligor specifically excluding (i) any inventory owned by Eastside or any Obligor and (ii) the Collateral – Barrels; provided, for the avoidance of doubt and notwithstanding anything to the contrary set forth in this Agreement, no Permitted Sale may occur or shall be permitted without the prior unanimous written consent of the Pari Passu Creditors granted in advance of such sale defining the particular “Spirits Business” assets to be sold in such sale in accordance with clause (v) of the definition of “Permitted Sale” above.

“Spirits Business Net Cash Proceeds” means, with respect to any sale of all or any portion of the Spirits Business, (a) all cash proceeds received by or on behalf of any and all Obligors in respect of such sale of all or any portion of the Spirits Business, as applicable, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by any Obligor to any third party (other than to any other Obligor or any Affiliate of any Obligor) in connection with such sale of all or any portion of the Spirits Business, as applicable, (ii) in the case of a sale, transfer or other disposition of an asset in connection with such sale of all or any portion of the Spirits Business, as applicable, the amount of all payments required to be made by any Obligor as a result of such sale, transfer or other disposition of such asset to repay indebtedness (other than the Pari Passu Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such sale, transfer or other disposition of such asset and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Obligors and, subject to the prior written consent of the Pari Passu Creditors, such consent not to be unreasonably withheld, the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable by the Obligors, in each case during the year that such sale of all or any portion of the Spirits Business, as applicable, occurred or the next succeeding year and that are directly attributable to such sale of all or any portion of the Spirits Business, as applicable (as determined reasonably and in good faith by the Obligors).

(b) Permitted Conversions of Bigger-District Debt. Notwithstanding any provision of this Agreement to the contrary, each of the Bigger-District Creditors may convert the Bigger-District Debt in whole or in part into shares of Eastside’s common stock (and Eastside shall be permitted to issue shares of its common stock to the Bigger-District Creditors upon any such conversion) in accordance with the provisions of the A&R Bigger-District Notes as in effect on the Effective Date without any violation of this Agreement (collectively, “Permitted Bigger-District Conversions”, and each, individually, a “Permitted Bigger-District Conversion”); provided for the avoidance of doubt, any such Permitted Bigger-District Conversion (i) shall be effected at the sole and absolute discretion of the Bigger-District Creditors (in accordance with the terms of the A&R Bigger-District Notes as in effect on the Effective Date) and (ii) shall not constitute a Bigger-District Prohibited Payment (as defined below).

(c) Prohibited Payments. Each Pari Passu Creditor hereby agrees that in the event any Obligor makes any payment to any Pari Passu Creditor or any Affiliate thereof (including any payment received as proceeds of any Collateral for Pari Passu Debt), or any other distribution of any property, on account of any Pari Passu Debt which payment or other distribution is (i) in excess of the amount of any payment or distribution which such Pari Passu Creditor is permitted to receive under the terms of this Agreement at the time such payment or distribution is received or (ii) expressly prohibited under this Agreement (collectively, “Prohibited Pari Passu Payments”), such Pari Passu Creditor will (A) notify Aegis of the occurrence of such Prohibited Pari Passu Payment promptly and in no event later than three (3) Business Days of the occurrence of such Prohibited Pari Passu Payment, and (B) the Pari Passu Creditor shall be required to cure such Prohibited Pari Passu Payment, in cooperation with Aegis, such that the full amount of the Prohibited Pari Passu Payment will be re-distributed as follows: (1) First, to the Pari Passu Creditor that received the Prohibited Pari Passu Payment, in an amount up to the portion of such Prohibited Pari Passu Payment, if any, which would have constituted a Permitted Pari Passu Payment if such portion had been the only payment, distribution or recovery received by such Pari Passu Creditor or its Affiliate on account of the Pari Passu Debt on the date such Prohibited Pari Passu Payment occurred, as payment against the outstanding Pari Passu Debt due and payable and permitted to be paid under this Agreement (at the time the Prohibited Pari Passu Payment was received); (2) Second, to each of the other Pari Passu Creditors, in an amount up to the remaining portion of such Prohibited Pari Passu Payment, if any, that would have constituted a Permitted Pari Passu Payment if such payments had been made to the Pari Passu Creditors, as payment against the outstanding Pari Passu Debt due and payable and permitted to be paid under this Agreement (determined as of the time the Prohibited Pari Passu Payment was received); (3) Third, (x) to Pari Passu Creditors ratably and proportionately with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of Pari Passu Creditors, or (y) solely to the extent the Prohibited Pari Passu Payment constitutes Net Cash Proceeds of an Other Prepayment Event or Spirits Business Net Cash Proceeds of a Permitted Sale, to the Pari Passu Creditors ratably and proportionately with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors.

4. Events of Default; Agency.

(a) Subject to Section 4(b) below, upon the occurrence and during the continuation of any Event of Default (and provided that (x) Aegis shall have determined that an Event of Defaults exists and provided written notice of such Event of Default to the Pari Passu Creditors and/or (y) the Bigger-District Creditors shall have determined that an Event of Default exists and provided written notice of such Event of Default to Aegis), Aegis, in its capacity as Agent hereunder, shall have the right, without the consent of any Pari Passu Creditor, to take (or to determine not to take) any of the following actions on behalf of Aegis with respect to their share of the Pari Passu Debt and on behalf of the Pari Passu Creditors with respect to their share of the Pari Passu Debt (provided, that any and all of the following actions taken or determined not to be taken by Agent with respect to any portion of Pari Passu Debt shall be taken by Agent with respect to all of the Pari Passu Debt, without regard to Aegis’ share thereof or the Pari Passu Creditors’ share thereof): (i) declare one or more Events of Default; (ii) give notice to any Obligor of any Event of Default; (iii) take Enforcement Actions against any of the Obligors and/or the Collateral (provided that the Pari Passu Creditors may join in any such Enforcement Actions upon the request of Agent); and (iv) hire counsel of its choosing; provided, that, in the event that Agent takes any Enforcement Action against any Obligor and/or the Collateral pursuant to the foregoing clause (iii) of this Section 4(a) (or selects any agent or attorney-in -fact to take any such Enforcement Action on behalf of the Pari Passu Creditors), Agent shall (or in the case Agent selects any agent or attorney-in-fact to take any such Enforcement Action on its behalf, Agent shall direct such agent or attorney-in-fact, as applicable, to) take Enforcement Actions under and in accordance with the terms of both the Aegis Note Documents, the Bigger-District Note Documents and the 2024 Note Documents simultaneously and collect and apply any and all proceeds realized in any and all such Enforcement Actions in accordance with Section 2(a)(ii) of this Agreement.

(b) Appointment of Aegis as Agent; Limitations on Rights of Agent. Each Bigger-District Creditor and each 2024 Note Creditor hereby irrevocably appoints, designates and authorizes Aegis, as its Agent to (i) take (or determine not to take) any of the actions described in Section 4(a) on such Pari Passu Creditor’s behalf with respect to such Pari Passu Creditor’s share of the Pari Passu Debt and (ii) to exercise such powers and perform such duties as are permitted by the terms of this Agreement, together with such powers as are reasonably incidental thereto, in each case subject to and in accordance with the provisions of this Section 4; provided, notwithstanding anything to the contrary set forth in this Agreement, that without the prior written consent of the affected Pari Passu Creditors, neither Agent nor any agent, employee or attorney-in-fact of Agent acting on behalf of Agent in executing any of the rights granted to Agent as Agent under this Section 4 shall be permitted to (i) amend or modify any term or provision of any of the Bigger-District Note Documents or the 2024 Note Documents; (ii) exercise any right under any provision of any A&R Bigger-District Note to convert the principal and/or accrued and unpaid interest under such A&R Bigger-District Note into shares of Eastside’s common stock; (iii) release any liability or obligations of any Obligor owing to any Pari Passu Creditor under the Pari Passu Note Documents unless such release is effected in connection with an Enforcement Action brought by Agent in accordance with this Section 4 pursuant to which all of the Pari Passu Debt is Paid in Full prior to such release; (iv) subject to Section 7, release any Lien or other security interest in the Collateral granted to the Pari Passu Creditors or any of them under the Pari Passu Note Documents or hereunder unless such release is effected in connection with an Enforcement Action brought by Agent in accordance with this Section 4 pursuant to which all of the Pari Passu Debt is Paid in Full prior to such release; or (v) change the ranking or priority of the Pari Passu Debt; provided further, that (i) in taking (or determining not to take) any action described in Section 4(a) on behalf of Pari Passu Creditors with respect to their respective share of the Pari Passu Debt and (ii) in exercising and/or performing any powers or duties in its capacity as Agent on behalf of the Pari Passu Creditors with respect to their share of the Pari Passu Debt under this Section 4, Agent shall do so in good faith and otherwise in accordance with the terms of this Agreement.

(c) No Implied Duties. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, Agent shall not have any covenants, duties, responsibilities or obligations, except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, or obligations shall be read into this Agreement or otherwise exist against Agent. Agent may execute any of its rights granted to it as Agent under this Section 4 by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that Agent selects in the exercise of such rights granted to Agent under this Section 4.

(d) Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, or attorneys in fact shall be liable for any action taken or omitted to be taken by it or such other Person in connection the exercise of and/or performance of any rights and duties granted to Agent under this Section 4 (except to the extent any such action taken or omitted to be taken by Agent or such other Person results from Agent’s or such other Person’s own gross negligence, bad faith, or willful misconduct). In connection with the exercise and/or performance of granted to Agent under this Section 4, neither Agent nor any of its officers, directors, employees, agents, attorneys in fact shall be under any obligation to any Pari Passu Creditor to ascertain or to inquire as to the observance or performance of any of the agreements of the Obligors contained in this Agreement or any Bigger-District Note Documents or 2024 Note Documents, or to inspect the properties, books or records of any Obligor. Except as specifically provided by this Agreement, in connection with the exercise and/or performance of any rights granted to Agent under this Section 4, Agent shall have no obligation whatsoever to any Pari Passu Creditor or any other Person to assure that any Collateral exists or is owned by any Obligor or is cared for, protected or insured by such Obligor or has been encumbered or that any Liens on the Collateral granted to any of the Pari Passu Creditors have been properly or sufficiently or lawfully created or perfected, or are entitled to any particular priority.

(e) Expenses; Indemnification. Each of the Obligors agrees to pay Agent, on demand, its pari passu share of all reasonable costs and expenses of any kind, including counsel fees, which Agent may incur in enforcing any of its or any of the Pari Passu Creditors’ rights or remedies against the Obligors under this Section 4. Aegis and each Pari Passu Creditor shall reimburse Agent upon demand for its ratable share of any reasonable costs or out of pocket expenses (including attorney’s fees and expenses) incurred by Agent in enforcing any of its or any of the Pari Passu Creditors’ rights or remedies against the Obligors in accordance with this Section 4 to the extent that Agent is not promptly reimbursed for such expenses by or on behalf of the Obligors. To the extent Agent is not promptly reimbursed by the obligors, EACH PARI PASSU creditor will reimburse and indemnify Agent, in proportion to its Pro Rata Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties as agent hereunder, in any way relating to or arising out of this Agreement; provided, that THE Pari Passu creditorS shall NOT be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence, bad faith or willful misconduct. The obligation of the Pari Passu Creditors in this Section 4(e) shall survive the payment of all obligations of the Obligors under the Aegis Debt and the Bigger-District Debt.

(f) Successor Agent. If at any time, (1) Aegis or any Affiliate thereof directly or indirectly, in one or more related transactions effects any merger, consolidation or corporate reorganization or other transaction resulting in Aegis or any Affiliate thereof with or into any Obligor or any Affiliate thereof, (2) Aegis or any Affiliate thereof directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to any Obligor or any Affiliate thereof, (3) any Obligor or any Affiliate thereof directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to Aegis or any Affiliate thereof, (4) any direct or indirect, purchase offer, tender offer or exchange offer is completed by Aegis or any Affiliate thereof or any Obligor or any Affiliate thereof pursuant to which holders of equity interests in Aegis or any Affiliate thereof are permitted to sell, tender or exchange their equity interests in Aegis or such Affiliate thereof for securities, cash or property of any Obligor or any Affiliate thereof and such purchase offer, tender offer exchange offer, as applicable, has been accepted by the holders of 50% or more of the outstanding equity interests in Aegis or such Affiliate thereof, (5) any direct or indirect, purchase offer, tender offer or exchange offer is completed by Aegis or any Affiliate thereof or any Obligor or any Affiliate thereof pursuant to which holders of common stock or other equity interests in any Obligor or any Affiliate thereof are permitted to sell, tender or exchange their common stock or other equity interests in such Obligor or such Affiliate thereof for securities, cash or property of Aegis or any Affiliate thereof and such purchase offer, tender offer exchange offer, as applicable, has been accepted by the holders of 50% or more of the outstanding common stock or other equity interests, as applicable, in such Obligor or such Affiliate thereof, or (6) Aegis or any Affiliate thereof, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with any Obligor or any Affiliate thereof whereby any Obligor or any Affiliate thereof acquires a Controlling Interest in Aegis or any Affiliate thereof or Aegis or any Affiliate thereof acquires a Controlling Interest in any Obligor or any Affiliate thereof or Aegis or any Affiliate thereof becomes an Affiliate of any Obligor or any Affiliate thereof (each of the transactions described in the foregoing clauses (1) through (6) of this Section 4(f), an “Aegis-Obligor Fundamental Transaction”), then provided that the Aegis Debt and the Bigger-District Debt and the 2024 Debt are not then Paid in Full, effective upon the occurrence of any such Aegis-Obligor Fundamental Transaction, the Bigger-District Creditors in their sole discretion shall have the right, upon thirty (30) days’ notice to Obligors and Aegis (which notice may be given in advance of an anticipated Aegis-Obligor Fundamental Transaction, in which case such notice and the appointment of the Successor Agent described below shall only be effective upon the consummation of the Aegis-Obligor Fundamental Transaction) to replace and/or substitute Aegis in its capacity as Agent with the Successor Agent, provided that such Successor Agent shall become a party to, and perform the duties of the Agent pursuant to the terms of, this Agreement or execute and deliver an agency agreement having terms and provisions substantially similar to the agency provisions of this Agreement (a “Successor Agent Agreement”). For the purposes of appointing a Successor Agent in accordance with the foregoing sentence, the Obligors and Aegis agree, on behalf of themselves and any of their respective surviving successors following any Aegis-Obligor Fundamental Transaction, to execute a Successor Agent Agreement with terms and provisions substantially similar to the agency provisions of this Agreement at the request of the Bigger-District Creditors. Upon the appointment of the Successor Agent, (i) Aegis shall cease to be the Agent hereunder and (ii) all provisions in this Agreement applicable to the Agent other than Section 4(a) shall apply to the Successor Agent (unless a Successor Agent Agreement is entered into by the Successor Agent, the Bigger-District Creditors, the 2024 Note Creditors, Aegis and the Obligors (or their respective surviving successors following the applicable Aegis-Obligor Fundamental Transaction, as applicable), in which case the provisions of such Successor Agent Agreement shall apply); provided, notwithstanding anything to the contrary set forth herein, the Bigger-District Creditors shall have the right, without the consent of Aegis, to cause the Successor Agent to take (or to determine not to take) any of the following actions on behalf of Aegis with respect to their share of the Pari Passu Debt and on behalf of the Bigger-District Creditors with respect to their share of the Pari Passu Debt (provided, that any and all of the following actions taken or determined not to be taken by the Bigger-District Creditors with respect to any portion of Pari Passu Debt shall be taken by the Successor Agent at the direction of the Bigger-District Creditors with respect to all of the Pari Passu Debt, without regard to Aegis’ share thereof or the Bigger-District Creditors’ share thereof or the 2024 Note Creditors share thereof): (i) declare one or more Events of Default; (ii) give notice to any Obligor of any Event of Default; (iii) take Enforcement Actions against any of the Obligors and/or the Collateral (provided that the Bigger-District Creditors and/or the 2024 Note Creditors may join in any such Enforcement Actions); and (iv) hire counsel of its choosing; provided, that, in the event that the Bigger-District Creditors cause the Successor Agent to take any Enforcement Action against any Obligor and/or the Collateral pursuant to the foregoing clause (iii) of this Section 4(f), the Bigger-District Creditors shall direct the Successor Agent to take Enforcement Actions under and in accordance with the terms of each of the Pari Passu Note Documents simultaneously and collect and apply any and all proceeds realized in any and all such Enforcement Actions in accordance with Section 2(a)(ii) of this Agreement. Each of the Secured Creditors agrees that upon the appointment of a Successor Agent, except as specifically permitted to do so pursuant to this Agreement, it shall not commence or join in any action against any Obligor relating to the collection or enforcement of the Pari Passu Debt; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Creditor to enforce this Agreement, including without limitation the provisions of this Agreement relating to the relative rights of the Pari Passu Creditors to the allocation of payments and recoveries payable on account of the Pari Passu Debt (including from the Collateral and the proceeds thereof). The Obligors shall pay all fees, costs and expenses of the Successor Agent including fees paid to the Successor Agent for serving as Agent hereunder. Notwithstanding anything to the contrary contained herein, the indemnifications made for the benefit of Agent, and the limitations on the liability of Agent under this Agreement will continue after the replacement of the Agent with the Successor Agent with respect to all the circumstances to which they are applicable, existing or occurring before such substitution, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such substitution will also survive such substitution.

5. Limitation on Actions Against Obligors.

(a) Restrictions on Collection and Enforcement. Each Pari Passu Creditor agrees that it shall not commence or join in any action against any Obligor relating to the collection or enforcement of the Pari Passu Debt (including any remedies with respect to Collateral), except (x) if requested by Aegis in its capacity as Agent under Section 4(b) or (y) in accordance with Section 4(f) upon the appointment of a Successor Agent; provided, notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall be construed to prevent or impair the rights of any Pari Passu Creditor to enforce this Agreement, including without limitation the provisions of this Agreement relating to the relative rights of the Pari Passu Creditors to the allocation of payments and recoveries payable on account of the Pari Passu Debt (including from the Collateral and the proceeds thereof).

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time, with respect to the portion of the outstanding Pari Passu Debt owing to any Pari Passu Creditor, such Pari Passu Creditor may:

(i) if any Proceeding has been commenced by or against any Obligor, file a claim or statement of interest with respect to such portion of the Pari Passu Debt owing to such Pari Passu Creditor;

(ii) take any action in order to create or perfect their Liens in and to the Collateral under the Pari Passu Note Documents to which such Pari Passu Creditor is a party;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person (1) objecting to or otherwise seeking the disallowance of the claims of the Pari Passu Creditors with respect to the Pari Passu Debt, including without limitation any claims secured by the Collateral as provided in this Agreement, or (2) challenging the enforceability or validity of any term or provision of this Agreement, including without limitation the provisions of this Agreement relating to the relative rights of the Pari Passu Creditors to the allocation of payments and recoveries payable on account of the Pari Passu Debt (including from the Collateral and the proceeds thereof);

(iv) vote on any plan of reorganization and make any filings and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Pari Passu Debt and the Collateral, including without limitation in relation to the provisions of this Agreement relating to the relative rights of the Pari Passu Creditors to the allocation of payments, Distributions, and recoveries payable on account of the Pari Passu Debt (including from the Collateral and the proceeds thereof); and/or

(v) deliver any notice of default to any Obligor with respect to and in accordance with the terms of Pari Passu Note Documents to which such Pari Passu Creditor is a party.

6. Bankruptcy or Related Proceedings. Subject to Section 34, in the event of any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of an Obligor (a “Proceeding”):

(a) All payments and recoveries payable on account of principal and interest on the Pari Passu Debt shall be paid and applied ratably and proportionately amongst and between the Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors. For the avoidance of doubt, in any Proceeding, all proceeds of the Collateral (other (i) than the ILOC and any proceeds thereof, which is are reserved solely for Aegis and (ii) during the Subordination Period, the Collateral – Barrels and the proceeds thereof, which shall be paid and applied first to the 2024 Note Creditors ratably and proportionately on the basis of the respective amounts of outstanding 2024 Debt held by such 2024 Note Creditors until the 2024 Debt is Paid in Full) shall be paid and applied ratably and proportionately amongst and between the Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors.

(b) Any payment by, or any distribution of assets or properties of, any Obligor of any kind or character, whether in cash, property or securities, to which the Pari Passu Creditors would be entitled except for the terms and provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Pari Passu Creditors to the extent necessary to make all payments and recoveries on account of Pari Passu Debt paid and applied ratably and proportionately amongst and between Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages of the Pari Passu Creditors (other than, during the Subordination Period, any payments and recoveries realized with respect the Collateral – Barrels or the proceeds thereof, which shall be paid and applied first to the 2024 Note Creditors ratably and proportionately on the basis of the respective amounts of outstanding 2024 Debt held by such 2024 Note Creditors until the 2024 Debt is Paid in Full).

(c) In the event that, notwithstanding the foregoing, any payment by, or distribution of assets or properties of, any Obligor of any kind or character, whether in cash, property or securities, shall be directly or indirectly received by (i) a Pari Passu Creditor, in excess of the amount which the Pari Passu Creditor is entitled to receive pursuant to the foregoing clauses (a) and/or (b) in order to make the Pari Passu Debt paid and applied ratably and proportionately amongst and between the Pari Passu Creditors with respect to all outstanding Pari Passu Debt on the basis of the respective Pari Passu Percentages, the receiving Pari Passu Creditor shall promptly deliver such payment to the other Pari Passu Creditors for application to payment of the remaining unpaid Pari Passu Debt and until so delivered to the other Pari Passu Creditors will be held by the receiving Pari Passu Creditor in trust as the property of the other Pari Passu Creditors.

(d) Each Pari Passu Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding (i) challenging the enforceability, validity, perfection or priority of the Pari Passu Debt and/or the 2024 Debt or any Liens and security interests securing the Pari Passu Debt and/or the 2024 Debt, as applicable, or (ii) challenging the enforceability or validity of any term or provision of this Agreement, including without limitation the provisions of this Agreement relating to the relative rights of the Pari Passu Creditors to the allocation of payments and recoveries payable on account of the Pari Passu Debt and/or the 2024 Debt, as applicable (including from the Collateral and the proceeds thereof); provided that the Pari Passu Creditors may file any necessary responsive or defensive pleadings in opposition to any such claim, action or proceeding described in the foregoing clauses (i) and (ii) made by any Person.

(e) Proofs of Claim.

(i) Each Pari Passu Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Pari Passu Debt as reasonably requested by Agent in connection with any Proceeding provided that such proofs of claim acknowledge such Pari Passu Creditor’s rights with respect to its Pari Passu Debt and each Pari Passu Creditor hereby irrevocably authorizes, empowers and appoints Agent as its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of such Pari Passu Creditor promptly to do so prior to FIFTEEN (15) days before the expiration of the time to file any such proof of claim.

(ii) Aegis, the Bigger-District Creditors and LDI agree to not vote such claim in any such Proceeding in a manner contrary to the terms and conditions of this Agreement.

(f) The provisions of this Agreement shall continue to govern the relative rights and priorities of the Pari Passu Creditors even if all or part of the Pari Passu Debt and/or 2024 Debt, or the Liens securing the Pari Passu Debt and/or 2024 Debt, are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Pari Passu Debt and/or 2024 Debt is rescinded or must otherwise be returned by any holder of Pari Passu Debt and/or 2024 Debt, as applicable, or any representative of such holder.

7. Excluded ILOC. Notwithstanding anything to the contrary contained herein, each Bigger-District Creditor and each 2024 Note Creditor acknowledges and agrees that the ILOC secures neither the Bigger-District Debt or such Bigger-District Creditor’s share of the Pari Passu Debt or the 2024 Debt or such 2024 Note Creditor’s share of the Pari Passu Debt. Each Bigger-District Creditor and 2024 Note Creditor hereby irrevocably waives and releases all of its right, title and interest, if any, and all Liens, if any, that it may hold in or against the ILOC. Each Bigger-District Creditor and 2024 Note Creditor hereby irrevocably authorizes, empowers and appoints Aegis as its agent and attorney-in-fact to execute, verify, deliver and file any UCC-3 amendment with respect to any UCC financing statement on record in favor of such Bigger-District Creditor or 2024 Note Creditor (solely for the purpose of excluding and releasing the ILOC from the collateral description filed of record) upon the failure of such Pari Passu Creditor to promptly file any such UCC-3 amendment prior to FIFTEEN (15) days after receipt by such Pari Passu Creditor from Aegis of a written request to file any such UCC-3 amendment; provided that any UCC-3 amendment filed pursuant to this Section 7 by any Bigger-District Creditor or of 2024 Note Creditor or by Aegis shall amend the collateral description of any UCC financing statement to read as follows:

“ALL OF THE DEBTOR’S RIGHT, TITLE AND INTEREST, WHETHER NOW EXISTING OR HEREAFTER ACQUIRED IN AND TO ALL ASSETS AND PERSONAL PROPERTY OF THE DEBTOR, AND THE PROCEEDS AND PRODUCTS, WHETHER TANGIBLE OR INTANGIBLE, THEREOF, EXCLUDING THE ILOC (AS DEFINED IN THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF SEPTEMBER 29, 2023 BY AND AMONG EASTSIDE DISTILLING, INC., CRAFT CANNING + BOTTLING, LLC, BIGGER CAPITAL FUND, LP, DISTRICT 2 CAPITAL FUND LP, AND AEGIS SECURITY INSURANCE COMPANY, AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME).”

8. Liens.

(a) Pari Passu Priority. Subject to Section 7 and except as set forth in Section 34 with respect to the Collateral – Barrels, each of the Obligors and each Pari Passu Creditor agrees that all Liens and whatever other right, title or interest (if any) any such Pari Passu Creditor may have at any time in or to any Collateral as security for the Pari Passu Debt shall, at all times and in all respects, be pari passu in priority and in all other respects with all Liens and any other right, title or interest of Aegis in or to any such Collateral as security for the Aegis Debt, irrespective of the time or order of the creation or perfection of any such Lien, right, title or interest and irrespective of any failure by Aegis to create or perfect any such Lien, right, title or interest.

(b) Certain Releases and Waivers. Notwithstanding anything to the contrary set forth herein, any release or waiver following the Effective Date of any Liens or any other right, title or interest (if any) any Pari Passu Creditor may have at any time in or to any Collateral as security for the Pari Passu Debt under any of the Pari Passu Note Documents (including, without limitation, any release or waiver of any such Liens or any such other right, title or interest (if any) in or to such Collateral effected (i) voluntarily by any Pari Passu Creditor, (ii) as a result of any Pari Passu Debt owing to such Pari Passu Creditor being Paid in Full or (iii) by operation of law) shall have no effect on the validity, perfection or enforceability of any Liens or any other right, title or interest (if any) of any other Pari Passu Creditor in or to any such Collateral as security for the portion of the Pari Passu Debt owing to such other Pari Passu Creditor under the Pari Passu Note Documents.

(c) Other Intercreditor Arrangements. Except for any “Permitted Liens” under and as defined in the Pari Passu Note Documents as in effect on the Effective Date, the Pari Passu Creditors agree not to enter into any agreement with another creditor of Eastside or any other Obligor to subordinate any Liens of any Pari Passu Creditor in any Collateral under the Pari Passu Note Documents to the Lien of such other creditor in the Collateral without the prior written consent of all Pari Passu Creditors.

(d) Contesting Liens and Provisions of this Agreement. Each Pari Passu Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding (i) challenging the enforceability, validity, perfection or priority of the Pari Passu Debt and/or the 2024 Debt or any Liens and security interests securing the Pari Passu Debt and/or the 2024 Debt or (ii) challenging the enforceability or validity of any term or provision of this Agreement, including without limitation the provisions of this Agreement relating to the relative rights of Pari Passu Creditors to the allocation of payments and recoveries payable on account of the Pari Passu Debt and/or the 2024 Debt, as applicable (including from the Collateral and the proceeds thereof); provided that Pari Passu Creditors may file any necessary responsive or defensive pleadings in opposition to any such claim, action or proceeding described in the foregoing clauses (i) and (ii) made by any Person; provided further, notwithstanding anything to the contrary set forth in this Agreement, that nothing in this Agreement shall be construed to prevent or impair the rights of any Pari Passu Creditor to enforce this Agreement, including without limitation the provisions of this Agreement relating to the relative rights of the Pari Passu Creditors to the allocation of payments and recoveries payable on account of the Pari Passu Debt and/or the 2024 Debt, as applicable (including from the Collateral and the proceeds thereof).

9. Restriction on Transfer of Pari Passu Debt. Each Pari Passu Creditor agrees not to assign or transfer all or any part of the Pari Passu Debt or any claim which such Pari Passu Creditor may have against any Obligor except pursuant to an agreement which is expressly made subject to all terms and provisions of this Agreement.

10. Books and Records; Legends. Each of the Obligors and each of the Pari Passu Creditors agrees (a) to make proper notations in its respective books, records or other statements which evidence or record any Pari Passu Debt indicating that the Pari Passu Debt is subject to the provisions of this Agreement, and (b) to place the following legend on any promissory note or other instrument evidencing the Pari Passu Debt:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE PARI PASSU IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED AS OF MAY 15, 2024 BY AND AMONG EASTSIDE DISTILLING, INC., CRAFT CANNING + BOTTLING, LLC, BIGGER CAPITAL FUND, LP, DISTRICT 2 CAPITAL FUND LP, LD INVESTMENTS, LLC AND AEGIS SECURITY INSURANCE COMPANY (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) WITH THE INDEBTEDNESS OWED BY THE MAKER PURSUANT TO AND IN CONNECTION WITH THE AEGIS NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. In the event of any conflict between the terms of the Intercreditor Agreement and this INSTRUMENT, the terms of the Intercreditor Agreement shall govern and control.”

11. Future Indebtedness; Certain Modifications.

(a) Future Indebtedness.

(i) Restriction on Future Indebtedness with Bigger-District Creditors. Without the prior written consent of Aegis, (1) no Obligor will issue to any Bigger-District Creditor nor any Affiliate thereof, any additional indebtedness beyond the aggregate amount of the Bigger-District Debt outstanding as of the Effective Date (provided, for the avoidance of doubt, the aggregate principal amount of the A&R Bigger-District Notes shall in no event be permitted to exceed $524,290 at any time and further provided, for the avoidance of doubt, that (x) any fees, interest, or other obligations that become due or payable pursuant to the terms of any Bigger-District Note Document as in effect on the Effective Date shall not be deemed an issuance of “additional indebtedness” for purposes of this Section 11(a)(i)), (y) any principal, fees, interest, or other obligations that become due or payable pursuant to the terms of any of the A&R Bigger-District Unsecured Notes, A&R Bigger Warrant and A&R District 2 Warrant, or any 2024 Warrant held by Bigger or District 2, in each case as in effect on the Effective Date, shall not be deemed an issuance of “additional indebtedness” for purposes of this Section 11(a)(i)), and (z) the issuance by Eastside of any Kicker Note to Bigger and/or District in accordance with the 2024 Loan Agreement shall not be deemed an issuance of “additional indebtedness” for purposes of this Section 11(a)(i)), (2) no Obligor will grant any additional Lien as security for the Bigger-District Debt or any other indebtedness owing by any Obligor to any Bigger-District Creditor or any Affiliate thereof beyond those Liens granted as of the Effective Date pursuant to the Bigger-District Note Documents as in effect on the Effective Date (provided, for the avoidance of doubt, any Lien granted to the Bigger-District Creditors pursuant to the 2024 Security Agreement securing any Kicker Notes purchased by Bigger and/or District 2 pursuant to the 2024 Loan Agreement shall not be deemed an “additional Lien” for purposes of this Section 11(a)(i)), and (3) neither any Bigger-District Creditor nor any Affiliate thereof will accept any such issuance of additional indebtedness by any Obligor or the grant of any such additional Lien or enter into any agreement to effect the same. The Bigger-District Creditors and each of the Obligors agree and acknowledge that any issuance by any Obligor of any indebtedness to any Bigger-District Creditor or any Affiliate thereof and/or any grant by any Obligor of any Lien to any Bigger-District Creditor or any Affiliate thereof in violation of the terms of this Section 11(a)(i) shall be void ab initio and have no force or effect.

(ii) Restriction on Future Indebtedness with Aegis. Without the prior written consent of the Bigger-District Creditors (provided, however, that the consent of the Bigger-District Creditors will not be required at any time when all of the following two (2) conditions are met: (1) the A&R Bigger-District Notes have been Paid in Full in their entirety and (2) the aggregate principal amount outstanding under the A&R Bigger-District Unsecured Notes is less than $3,631,578), (1) no Obligor will issue to Aegis nor any Affiliate thereof, any additional indebtedness beyond the aggregate amount of Aegis Debt outstanding as of the Effective Date (provided, for the avoidance of doubt, the principal amount of the A&R Aegis Note shall in no event be permitted to exceed $2,763,291 in the aggregate at any time and further provided, for the avoidance of doubt, that any fees, interest, or other obligations that become due or payable pursuant to the terms of any Aegis Note Document as in effect on the Effective Date shall not be deemed an issuance of “additional indebtedness” for purposes of this Section 11(a)(ii)), (2) no Obligor will grant any additional Lien as security for the Aegis Debt or any other indebtedness owing by any Obligor to Aegis or any Affiliate thereof beyond those Liens granted as of the date of this Agreement pursuant to the Aegis Note Documents as in effect on the Effective Date, and (3) neither Aegis nor any Affiliate thereof will accept any such issuance of additional indebtedness by any Obligor or the grant of any such additional Lien or enter into any agreement to effect the same. Aegis and each of the Obligors agree and acknowledge that any issuance by any Obligor of any indebtedness to Aegis or any Affiliate thereof and/or any grant by any Obligor of any Lien to Aegis or any Affiliate thereof in violation of the terms of this Section 11(a)(ii) shall be void ab initio and have no force or effect.

(iii) Restriction on Other Secured Indebtedness and Liens. Without the prior written consent of the Pari Passu Creditors (provided, however, that the consent of the Bigger-District Creditors will not be required at any time when all of the following two (2) conditions are met: (1) the A&R Bigger-District Notes have been Paid in Full in their entirety and (2) the aggregate principal amount outstanding under the A&R Bigger-District Unsecured Notes is less than $3,631,578):

(1) no Obligor shall create, incur, assume or in any manner become liable in respect of, or suffer to exist, any indebtedness secured by any assets or property of any Obligor other than indebtedness under the A&R Aegis Note, the A&R Bigger-District Notes and the 2024 Debt and subject to this Agreement; and

(2) no Obligor will create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, on any of the Collateral whether now or hereafter owned, other than (A) Liens in favor of Aegis under the Aegis Note Documents as in effect on the Effective Date and subject to this Agreement, (B) Liens in favor of the Bigger-District Creditors under the Bigger-District Note Documents as in effect on the Effective Date and subject to this Agreement, (C) Liens in favor of the 2024 Note Creditors under the 2024 Security Agreement as in effect on the Effective or securing any subsequently issued Kicker Notes pursuant to the 2024 Security Agreement as in effect on the Effective Date, and (D) Permitted Liens. As used herein, the term “Permitted Liens” means (a) Liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such Lien) for which adequate reserves in accordance with GAAP are being maintained, provided, that the same have no priority over any of the Pari Passu Creditors’ security interests in the Collateral except as required pursuant to applicable law; (b) Liens of materialmen, mechanics, carriers, or other similar Liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (c) Liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to such Obligor); and (d) cash deposits or pledges of an aggregate amount not to exceed $10,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business.

(b) Certain Modifications. Until all of the Pari Passu Debt has been Paid in Full, neither any Pari Passu Creditor nor any Obligor shall, without the prior written consent of the Pari Passu Creditors, agree to any amendment, modification or supplement to any Pari Passu Note Document, except that the Pari Passu Creditors and the Obligors shall be permitted to amend or modify the Pari Passu Note Documents in accordance with the provisions of the Pari Passu Note Documents in effect as of the Effective Date to (1) extend the maturity date or the date of payment of any amount due by Eastside or any other Obligor thereunder, (2) decrease the rate of interest applicable to any of the A Debt, (3) waive any Obligor’s noncompliance with any term or provision thereof, and/or (4) amend any Pari Passu Agreement so long as such amendment is not more onerous or restrictive on any Obligor than provisions contained in such Pari Passu Note Document as in effect on the date of this Agreement, in each case without the prior written consent of Aegis; provided, that notwithstanding anything set forth in this Section 11(b) to the contrary, no action under the foregoing clauses (3) and (4) of this Section 11(b) shall be permitted to be taken by any Pari Passu Creditor or any Obligor without the prior written consent of Aegis to the extent such action would (A) prohibit any Obligor from making any payment with respect to the Pari Passu Debt which is permitted under the terms of this Agreement or otherwise contravene any provision of this Agreement or (B) be reasonably likely to result in any material harm to any interest of a Pari Passu Creditor to be paid from the proceeds of the Collateral under this Agreement or any interest of a Pari Passu Creditor in the Pari Passu Debt owing to it by any Obligor under any Pari Passu Note Document. Each Pari Passu Creditor shall provide written notice to the remaining Pari Passu Creditors of any action taken pursuant to any of the foregoing clauses (1) through (4) of this Section 11(b) promptly, and in any event within three (3) Business Days thereof, including a reasonably detailed description of any such action taken and copies of any and all documentation amending, modifying or supplementing any Pari Passu Note Document executed by any Pari Passu Creditor and/or any Obligor.

12. Consent to Note Documents.

(a) Consent of Aegis to Pari Passu Note Documents. Notwithstanding anything to the contrary contained herein, Aegis hereby approves and consents to all of the terms and conditions of the Pari Passu Note Documents as in effect on the Effective Date, subject to the accuracy of the representations and warranties of the Pari Passu Creditors made in Section 13 hereof; provided for the avoidance of doubt, the parties hereto acknowledge that the rights, duties and obligations of the parties to the Pari Passu Note Documents are subject to the terms of this Agreement, and the consent provided in this Section 12(a) shall not constitute a waiver of any rights of Aegis or any of the duties and obligations of the Obligors and the Pari Passu Creditors under this Agreement.

(b) Consent of Bigger-District Creditors to Pari Passu Note Documents. Notwithstanding anything to the contrary contained herein, each Bigger-District Creditor hereby approves and consents to all of the terms and conditions of the Pari Passu Note Documents as in effect on the Effective Date, subject to the accuracy of the representations and warranties of the Pari Passu Creditors made in Section 13 hereof; provided for the avoidance of doubt, the parties hereto acknowledge that the rights, duties and obligations of the parties to the Pari Passu Note Documents are subject to the terms of this Agreement, and the consent provided in this Section 12(b) shall not constitute a waiver of any rights of any Bigger-District Creditor or any of the duties and obligations of the Obligors and the Pari Passu Creditors under this Agreement.

(c) Consent of 2024 Note Creditors to Pari Passu Note Documents. Notwithstanding anything to the contrary contained herein, each 2024 Note Creditor hereby approves and consents to all of the terms and conditions of the Pari Passu Note Documents as in effect on the Effective Date, subject to the accuracy of the representations and warranties of the Pari Passu Creditors made in Section 13 hereof; provided for the avoidance of doubt, the parties hereto acknowledge that the rights, duties and obligations of the parties to the Pari Passu Note Documents are subject to the terms of this Agreement, and the consent provided in this Section 12(b) shall not constitute a waiver of any rights of any 2024 Note Creditor or any of the duties and obligations of the Obligors and the Pari Passu Creditors under this Agreement.

13. Representations and Warranties of Aegis and Bigger-District Creditors.

(a) Aegis represents and warrants to the Pari Passu Creditors that:

(i) as of the Effective Date, no part of the Aegis Debt is evidenced by any instrument, agreement or other document except (1) the Aegis Note Purchase Agreement, (2) the Aegis Note Purchase Agreement First Amendment, (3) the ILOC, (4) the A&R Aegis Note and (5) the A&R Aegis Note Guaranty (in each case as in effect as of the Effective Date), and none of such Aegis Note Documents has been amended, amended and restated, restated, supplemented or otherwise modified in any respect heretofore or as of the Effective Date other than the Aegis Note Purchase Agreement (pursuant to the Aegis Note Purchase Agreement First Amendment);

(ii) as of the Effective Date, Aegis is the lawful owner of all of the Aegis Debt, and the Aegis Debt under the Aegis Note Documents listed in the foregoing clause (i) of this Section 13(a) constitutes the only debt, liabilities or obligations owed by any Obligor to Aegis (except for the obligations of the Obligors to Aegis under this Agreement); and

(iii) no part of the Aegis Debt has been assigned, transferred, pledged, subordinated or otherwise encumbered by Aegis in any respect heretofore or as of the Effective Date (except pursuant to this Agreement).

(b) Each Bigger-District Creditor represents and warrants to the Pari Passu Creditors that:

(i) as of the Effective Date, no part of the Bigger-District Debt is evidenced by any instrument, agreement or other document except (1) the Bigger-District Securities Purchase Agreement, (2) the A&R Bigger-District Notes and (3) the A&R Bigger-District Security Agreement (in each case as in effect as of Effective Date), and none of such Bigger-District Note Documents has been amended, amended and restated, restated, supplemented or otherwise modified in any respect heretofore or as of the Effective Date other than the Bigger-District Securities Purchase Agreement (pursuant to the Amendment to Bigger-District Securities Purchase Agreement, the Bigger-District Accommodation Agreement, the Bigger-District First Amendment Agreement, the Bigger-District Second Amendment Agreement and the Bigger-District Third Amendment Agreement);

(ii) as of the Effective Date, together, the Bigger-District Creditors are the lawful owners of all of the Bigger-District Debt, and the Bigger-District Debt under the Bigger-District Note Documents listed in the foregoing clause (i) of this Section 13(b) constitutes the only debt, liabilities or obligations owed by any Obligor to any Bigger-District Creditor as of the Effective Date (except for the obligations of the Obligors to the Bigger-District Creditors under this Agreement), other than (1) the 2024 Debt owing to the Bigger-District Creditors under the 2024 Notes issued to the Bigger-District Creditors pursuant to the 2024 Loan Agreement on the Effective Date, and (2) the unsecured, subordinated indebtedness and/or other obligations of Eastside under (A) that certain Amended and Restated Promissory Note dated as of September 29, 2023, issued by Eastside to Bigger in the original principal amount of $2,844,675 (the “A&R First Bigger Unsecured Note”), which A&R First Bigger Unsecured Note amended and restated and superseded in its entirety that certain Promissory Note dated as of September 29, 2023 issued by Eastside to Bigger in the original principal amount of $2,748,442, (B) that certain Amended and Restated Promissory Note dated as of September 29, 2023, issued by Eastside to Bigger in the original principal amount of $162,312 (the “A&R Second Bigger Unsecured Note”), which A&R Second Bigger Unsecured Note amended and restated and superseded in its entirety that certain Promissory Note dated as of September 29, 2023 issued by Eastside to Bigger in the original principal amount of $156,821, (3) that certain Amended and Restated Promissory Note dated as of September 29, 2023, issued by Eastside to District 2 in the original principal amount of $4,267,013 (the “A&R First District 2 Unsecured Note”), which A&R First District 2 Unsecured Note amended and restated and superseded in its entirety that certain Promissory Note dated as of September 29, 2023 issued by Eastside to District 2 in the original principal amount of $4,122,663, and (C) that certain Amended and Restated Promissory Note dated as of September 29, 2023, issued by Eastside to District 2 in the original principal amount of $243,467 (the “Second A&R District 2 Unsecured Note”), which A&R Second District 2 Unsecured Note amended and restated and superseded in its entirety that certain Promissory Note dated as of September 29, 2023 issued by Eastside to District 2 in the original principal amount of $235,231 (the A&R First Bigger-Unsecured Note, the A&R Second Bigger Unsecured Note, the A&R First District 2 Unsecured Note and the A&R Second District 2 Unsecured Note are referred to herein, collectively, as the “A&R Bigger-District Unsecured Notes”), (D) the A&R Bigger Warrant, (D) the A&R District 2 Warrant and (F) the 2024 Warrants issued to Bigger and District 2 pursuant to the 2024 Loan Agreement; and

(iii) no part of the Bigger-District Debt has been assigned, transferred, pledged, subordinated or otherwise encumbered by such Bigger-District Creditor in any respect heretofore or as of the Effective Date (except pursuant to this Agreement), except that (1) the Bigger-District Debt was previously subordinated pursuant to that certain Subordination Agreement dated as of April 19, 2021 by and among the Bigger-District Creditors as subordinated creditors, Live Oak Banking Company as senior creditor and Eastside (as amended by that certain Amendment to Subordination Agreement dated as of April 26, 2021 by and among the Bigger-District Creditors as subordinated creditors, Live Oak Banking Company as senior creditor and Eastside) and (2) the Bigger-District Debt was previously subordinated pursuant to that certain Subordination Agreement dated as of April 1, 2022 by and among the Bigger-District Creditors as subordinated creditors, TQLA as senior creditor and Eastside.

(c) Each of the 2024 Note Creditors represents and warrants to the Pari Passu Creditors that:

(i) as of the Effective Date, no part of the 2024 Debt is evidenced by any instrument, agreement or other document except (1) the 2024 Loan Agreement, (2) the 2024 Notes (in each case as in effect as of the Effective Date), and (3) the 2024 Security Agreement, and none of such 2024 Note Documents has been amended, amended and restated, restated, supplemented or otherwise modified in any respect heretofore or as of the Effective Date;

(ii) as of the Effective Date, the 2024 Note Creditors are the lawful owners of all of the 2024 Debt; and

(iii) no part of the 2024 Debt has been assigned, transferred, pledged, subordinated or otherwise encumbered by any 2024 Note Creditor in any respect heretofore or as of the Effective Date (except pursuant to this Agreement).

14. Severability. If any term, condition or provision of this Agreement or any other agreement, document or instrument executed in connection herewith or in connection with the Aegis Debt or the Bigger-District Debt or the 2024 Debt or any Collateral therefor is determined to be invalid or unenforceable under any law, such determination shall not affect the validity or enforceability of any other term, condition or provision hereof or thereof.

15. No Waiver. No delay by any Pari Passu Creditor in exercising any right or remedy hereunder or under any Pari Passu Note Document, or in failing to exercise the same shall operate as a waiver in favor of any Obligor or any Pari Passu Creditor of any such right or remedy. No notice to or demand on any Obligor or any Pari Passu Creditor by a Pari Passu Creditor shall be deemed a waiver of any right of the Pari Passu Creditor hereunder or under any Pari Passu Note Document to take further action without notice or demand.

16. Applicable Law, Venue and Jurisdiction. The parties hereto agree that this Agreement shall be deemed to have been made in the Commonwealth of Pennsylvania at Aegis’s address set forth herein and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania and is performable in the Commonwealth of Pennsylvania. In any litigation in connection with or to enforce this Agreement, the Pari Passu Creditors, Obligors, and each of them, irrevocably consents to and confers personal jurisdiction on the courts of on the courts of the Commonwealth of Pennsylvania or the United States courts located within the Commonwealth of Pennsylvania. Nothing contained herein shall, however, prevent the Pari Passu Creditors from bringing any action to enforce this Agreement or exercising any rights hereunder within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Modification. Any modification, alteration or waiver of any provision of this Agreement, or any consent to any departure by any party hereto from the terms hereof, shall not be effective in any event unless the same is in writing and signed by all parties hereto, and then such modification, alteration waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

18. Further Assurances. Each party to this Agreement will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

19. No Other Representations or Warranties. No representations, warranties, covenants or agreements have been made by Aegis to the other parties hereto except as expressly set forth herein and such other parties hereto have not relied upon any representation, warranty, covenant or agreement made by Aegis unless expressly set forth herein, including without limiting the generality of the foregoing, any representation, warranty, covenant or agreement by Aegis to provide or make any credit, advance or loan to any Obligor or to extend the time of payment of any such credit, advance or loan or to grant any waiver or forbearance with respect thereto. No representations, warranties, covenants or agreements have been made by the Bigger-District Creditors to the other parties hereto except as expressly set forth herein and such other parties hereto have not relied upon any representation, warranty, covenant or agreement made by the Bigger-District Creditors unless expressly set forth herein, including without limiting the generality of the foregoing, any representation, warranty, covenant or agreement by the Bigger-District Creditors to provide or make any credit, advance or loan to any Obligor or to extend the time of payment of any such credit, advance or loan or to grant any waiver or forbearance with respect thereto. No representations, warranties, covenants or agreements have been made by any 2024 Note Creditor to the other parties hereto except as expressly set forth herein and such other parties hereto have not relied upon any representation, warranty, covenant or agreement made by the 2024 Note Creditors unless expressly set forth herein, including without limiting the generality of the foregoing, any representation, warranty, covenant or agreement by the 2024 Note Creditors to provide or make any credit, advance or loan to any Obligor or to extend the time of payment of any such credit, advance or loan or to grant any waiver or forbearance with respect thereto.

20. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives (as to individuals who are parties hereto, but excluding legal counsel acting in such capacity), successors and assigns. Each reference herein to any Obligor or any Pari Passu Creditor shall be deemed to include its successors and assigns.

21. Conflicts. In the event of any conflict between the provisions of this Agreement, on the one hand, and the provisions of any of the Pari Passu Note Documents, on the other hand, the provisions of this Agreement shall govern and control.

23. Expenses. In the event of any litigation or claim brought by or on behalf of Aegis, any Bigger-District Creditor, a 2024 Note Creditor or any other Person regarding or arising from a purported breach of this Agreement by Aegis, any Bigger-District Creditor, any 2024 Note Creditor or any Obligor, the prevailing party in such litigation shall be entitled to recover its reasonable expenses, attorneys’ fees and costs incurred therein or in enforcement or collection of any judgment or award rendered therein.

24. Actions Required by the Obligors. Each of the Obligors agrees to (a) do and perform any and all acts and things which may be required on its part to enable each Pari Passu Creditor to perform its respective obligations under this Agreement, and (b) refrain from doing any act or thing which would cause or contribute to a violation by any Pari Passu Creditor of any of its obligations hereunder.

26. Additional Waivers by the Obligors and the Pari Passu Creditors. The Obligors and the Pari Passu Creditors, and each of them, waives any and all notice of (a) the receipt and acceptance by all parties hereto of this Agreement, (b) of the creation, renewal, extension or accrual of any of the Pari Passu Debt, present or future, in whole or in part, by any Pari Passu Creditor (provided, notwithstanding anything set forth herein to the contrary, that this clause (b) shall not be deemed to be a waiver of any obligation of any party under Section 11 of this Agreement, including without limitation the respective notice obligations of the Pari Passu Creditors under Section 11 of this Agreement), and/or (c) of the reliance by any Pari Passu Creditor on this Agreement at any time.

27. Covenants of Aegis Regarding Aegis-Obligor Fundamental Transactions. Notwithstanding anything set forth herein to the contrary, Aegis covenants and agrees (on behalf of itself and each of its Affiliates, whether existing now or in the future) that in the event of any Aegis-Obligor Fundamental Transaction, Aegis shall ensure that (a) all of the Bigger-District Debt and all of the 2024 Debt shall remain the direct obligation of Eastside (or the Eastside Surviving Successor (as defined below)) and (b) either:

(x) Eastside will survive the consummation of such Aegis-Obligor Fundamental Transaction and, upon the consummation such Aegis-Obligor Fundamental Transaction, the shares of common stock of Eastside will remain quoted for trading on the Nasdaq Capital Market; or

(y) in the case of any Aegis-Obligor Fundamental Transaction the consummation of which Eastside does not survive, (1) Eastside will, as part of such Aegis-Obligor Fundamental Transaction, be merged into and succeeded by Aegis or an Affiliate thereof (Aegis or such Affiliate thereof, as applicable, in such capacity, the “Eastside Surviving Successor”), (2) such Eastside Surviving Successor shall survive the consummation of such Aegis-Obligor Fundamental Transaction and any other Aegis-Obligor Fundamental Transactions, and (3) immediately upon the consummation of such Aegis-Obligor Fundamental Transaction, the shares of common stock of the Eastside Surviving Successor will be quoted for trading on the Nasdaq Capital Market.

28. Continuing Agreement; Termination of Agreement; Reinstatement. This Agreement shall continue in full force and effect unless and until all of the Pari Passu Debt and the 2024 Debt shall be Paid in Full, and shall automatically terminate if and when all of the Pari Passu Debt and the 2024 Debt shall be Paid in Full. In furtherance of the foregoing, this Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment of any of the Pari Passu Debt or the 2024 Debt, in whole or in part, is rescinded or must otherwise be restored or refunded by a holder of the Pari Passu Debt or the 2024 Debt, as applicable, as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made.

29. Relative Rights. This Agreement defines the relative rights of the Pari Passu Creditors. Except as expressly provided in this Agreement, nothing in this Agreement shall:

(a) impair, as between the Obligors and the Pari Passu Creditors, (i) the obligations of the Obligors, as provided in the Pari Passu Note Documents, to pay principal of and interest on any Pari Passu Debt in accordance with its terms, or (ii) any other obligations of the Obligors owing or performable by the Obligors in relation to any Pari Passu Debt or 2024 Debt in accordance with its terms; or

(b) affect the relative rights of any Pari Passu Creditor in relation to any other creditor of any Obligor other than the relative rights of such Pari Passu Creditor in relation to the other Pari Passu Creditors.

30. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) via email (with any notices, requests, demands or other communications given under the foregoing clauses (b), (c) and (d) of this Section 30 being sent to the intended addressee at the physical mailing address or email address of such party, as applicable, set forth below or otherwise provided in accordance with this Section 30). All such notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given and received on the earliest of (i) in the case of personal delivery, the time of personal delivery to the party to whom such notice, request, demand or other communication is required or permitted to be given, (ii) in the case of expedited delivery service effected in the manner provided in the foregoing clause (b), as of the time of the expedited delivery, (iii) in the case of United States mail effected in the manner provided in the foregoing clause (c) of this Section 29, upon the third day after deposit in a depository receptacle under the care and custody of the United States Postal Service, or (iv) in the case of transmission via email, (x) the date of transmission, if such notice, request, demand or other communication is delivered via email prior to 5:30 p.m. (New York City Time) on any Business Day, or (y) the next Business Day after the date of transmission, if such notice if such notice, request, demand or other communication is delivered via email on a day that is not a Business Day or later than 5:30 (New York City Time) on any Business Day, addressed as follows:

if to any Obligor:	Eastside Distilling, Inc.
2321 NE Argyle Street, Unit D
Portland, OR 97211
Attn: Geoffrey Gwin
Email: ggwin@eastsidedistilling.com

if to any Bigger-District Creditor:	Bigger Capital Fund, LP
11700 W Charleston Blvd 170-659
Las Vegas, NV 89135
Attn: Michael Bigger
Email: biggercapital@gmail.com

with a copy to:	District 2 Capital Fund LP
14 Wall Street, 2nd Floor
Huntington, NY 11743
Attn: Michael Bigger
Email: michael@district2capital.com

if to Aegis:	Aegis Security Insurance Company
4431 N. Front Street, Suite 200
Harrisburg, PA 17110
Email: wwollyung@aegisinsco.com

If to LDI:	LD Investments, LLC
P.O. Box 1641
Rancho Santa Fe, CA 92067
Email: kilkenny_patrick@yahoo.com

Notwithstanding anything set forth herein to the contrary, the Obligors, the Bigger-District Creditors, LDI, Aegis and each of them shall have the right to change its address for notices hereunder to such other address as shall be designated by such party in a written notice to the other parties hereto delivered in accordance with this Section 30; provided, that any change to the address for notices hereunder of any party hereto shall not become effective for purposes of this Agreement until thirty (30) days from the date the notice of such change of address has been delivered to the other parties hereto in accordance with this Section 30; provided further, that no party hereto shall be permitted to change its physical mailing address for notices hereunder unless such address is located within the continental United States.

31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any state laws based on the Uniform Electronic Transactions Act. No party hereto shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

32. WAIVER OF JURY TRIAL. AEGIS, LDI, THE BIGGER-DISTRICT CREDITORS AND THE OBLIGORS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. AEGIS, LDI, THE BIGGER-DISTRICT CREDITORS AND THE OBLIGORS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF AEGIS, LDI, THE BIGGER-DISTRICT CREDITORS AND OBLIGORS WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

33. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF (INCLUDING WITHOUT LIMITATION ANY DRAFT AGREEMENTS, NEGOTIATIONS AND/OR DISCUSSIONS AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF), AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

34. Collateral – Barrels.

(a) Subordination of Liens. During the period beginning from the Effective Date until the date on which all 2024 Debt has been Paid in Full (the “Subordination Period”), all liens and security interests with respect to the Collateral – Barrels held by Aegis, LDI, Bigger and/or District 2, whether now existing or hereafter acquired ARE HEREBY UNCONDITIONALLY SUBORDINATED AND MADE UNCONDITIONALLY SUBORDINATE AND JUNIOR IN RIGHT OF PRIORITY AND RANK TO AND SUBORDINATE TO the liens and security interests now held or hereafter acquired by the 2024 Note Creditors, and each of them, in the Collateral – Barrels pursuant to the 2024 Security Agreement. The priorities provided for in this Section 34 shall apply:

(i)	without regard to the time or order of attachment, perfection, filing or recording of any Lien, or document granting, evidencing, giving notice of or perfecting any Lien, to secure the obligations of Obligor or the failure to give notice of the existence, holding or acquisition or expected acquisition of any such Lien;

(ii)	notwithstanding anything to the contrary in the provisions of the United States Bankruptcy Code or the Uniform Commercial Code in any relevant state of the United States or the laws of State of Nevada or any other relevant state, which relate to the priority of security interests, deeds of trust, mortgages and any other Lien;

(iii)	notwithstanding the lapse of perfection of any Lien of the 2024 Note Creditors or the failure of the 2024 Note Creditors to perfect any Lien. Each of Aegis, Bigger and District 2 also agrees to execute any other documents or financing statements reasonably required by the 2024 Note Creditors to effectuate, confirm or to give public notice of the terms and provisions of this Agreement.

Each of Aegis, Bigger and District 2 agrees and acknowledges that during the Subordination Period, in the event it takes any action to realize on all or any portion of the Collateral – Barrels or otherwise becomes recipient to the proceeds of any disposition of assets included in Collateral – Barrels while the Subordination Period is in force, all proceeds therefrom shall be received in trust for the benefit of the 2024 Note Creditors and shall be paid over upon demand to the 2024 Note Creditors in the same form as so received (with all necessary endorsements) to be applied to the payment of the 2024 Debt ratably and proportionately on the basis of the respective amounts of outstanding 2024 Debt held by such 2024 Note Creditors until the 2024 Debt is Paid in Full.

(b) Sale of Barrels. During the Subordination Period, Eastside shall be entitled to sell barrels included in Collateral – Barrels, in bulk or individually, for cash at fair market value determined by comparable sales. The cash receipts from each such sale, net of expenses incurred by Eastside that are directly attributable to the sale, such as agent fee, shipping and handling expenses, transfer fees and sales taxes, etc., shall be promptly paid over to the 2024 Note Creditors in the following allocations: LDI – 50%; Bigger – 25%; District 2 – 25%. All such payments shall be credited to the 2024 Debt held by the recipients, with first allocation to accrued interest and then to principal. On Monday of each week prior to the Pari Passu Date and on the Pari Passu Date, Eastside will send to each of the 2024 Note Creditors an update of Schedule 1-A to this Intercreditor Agreement showing the contents of Collateral – Barrels as of the preceding Friday (or the Pari Passu Date, if applicable), which shall be accompanied by an accounting for the balance of the 2024 Debt as of the same Friday (the “Weekly Report”).

(c) Assignment of Collateral – Barrels. During any period when any of the 2024 Debt is in default, the 2024 Note Creditors may organize an entity (“HoldCo”) and send written notice to Eastside that the Collateral – Barrels must be assigned to HoldCo. Upon receipt of such notice, Eastside will promptly segregate the Collateral – Barrels within any warehouse where the Collateral – Barrels are located, mark-off the segregated area, and prominently display notice that the barrels are the property of HoldCo and shall also execute and deliver a bill of sale assigning the Collateral – Barrels to HoldCo. After the assignment, Eastside will (i) continue to sell barrels from the inventory of Collateral – Barrels and pay over to HoldCo the net proceeds (less the costs of renting and maintaining the warehouse portion(s) holding the Collateral – Barrels) and (ii) continue to provide the Weekly Report to the 2024 Note Creditors.

(d) Reversion of Collateral – Barrels. Upon full satisfaction of the 2024 Debt prior to the Pari Passu Date, HoldCo shall send a bill of sale transferring the remainder of the Collateral – Barrels to Eastside.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Intercreditor Agreement as of the day and year first above written.

EASTSIDE DISTILLING, INC.

By:
Name:
Title:

CRAFT CANNING+ BOTTLING, LLC

By:
Name:
Title:

BIGGER CAPITAL FUND, LP
By: Bigger Capital Fund GP, LLC, its General Partner

By:
Name:
Title:

DISTRICT 2 CAPITAL FUND LP
By District 2 GP, LLC, its General Partner

By:
Name:
Title:

AEGIS SECURITY INSURANCE COMPANY

By:
Name:
Title:

LD INVESTMENTS, LLC

By:
Name:
Title:

SCHEDULE 1-A

TO

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

COLLATERAL – BARRELS

(Attached)

APPENDIX E

Form of Kicker Note

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE PARI PASSU IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED AS OF MAY 15, 2024 BY AND AMONG EASTSIDE DISTILLING, INC., CRAFT CANNING + BOTTLING, LLC, BIGGER CAPITAL FUND, LP, DISTRICT 2 CAPITAL FUND LP, AEGIS SECURITY INSURANCE COMPANY AND LD INVESTMENTS, LLC (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”) WITH THE INDEBTEDNESS OWED BY THE MAKER PURSUANT TO AND IN CONNECTION WITH THE AEGIS NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS INSTRUMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

KICKER NOTE

U.S. $_________	Date of Issue: _____ __, 202_

FOR VALUE RECEIVED, and on the date first written above (the “Effective Date”) Eastside Distilling, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to ______________________ or its successors and assigns (the “Payee”), in immediately available funds via wire transfer in accordance with such instructions as the Payee shall provide in writing to the Maker for such purpose, a principal sum of _______________________________ and 00/100 Dollars (U.S. $_______________) (the “Original Principal Amount”), in accordance with the terms set forth in this Kicker Note (this “Note”).

This Note shall not bear interest.

This Note shall be deemed satisfied in full if the Original Principal Amount is paid in full on or before March 31, 2026 (the “Maturity Date”).

This Note shall be deemed in default if not fully satisfied on or before the Maturity Date, or on such earlier date as such principal amount may earlier become due and payable pursuant to the terms hereof.

1. Negative Covenants. Without the prior written consent of the Requisite Holders, the Maker shall not and shall not permit any of its Subsidiaries to:

a) create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than Indebtedness under this Note and any other Notes (as defined in the Loan Agreement), except that:

(i) the Maker shall be permitted to incur and be liable for Indebtedness owing by the Maker pursuant to any outstanding Notes (as defined in the Loan Agreement); and

(ii) the Maker shall be permitted to incur unsecured Indebtedness that is subordinate and junior in right and priority of payment to the Notes.

b) create, incur, assume or suffer to exist any lien or other encumbrance of any nature whatsoever, on any of the Collateral (as defined in the Security Agreement) whether now or hereafter owned, other than (i) liens in favor of the Secured Parties (as defined in the Security Agreement) granted pursuant to the Security Agreement or (ii) Permitted Liens;

c) pay any principal or other amount on any Indebtedness that is contractually subordinated to or pari passu with this Note pursuant to any subordination agreement or intercreditor agreement to which the Maker is a party (including without limitation, the Intercreditor Agreement) in violation of such subordination or intercreditor agreement, as applicable, or optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Subsidiary or Affiliate of the Maker;

d) sell, transfer, pledge, hypothecate, liquidate or otherwise dispose of all or substantially all of the equity securities of the Maker, in one or more transactions, or enter into any agreement to do so, other than in connection with an Aegis-Obligor Fundamental Transaction (as defined in the Intercreditor Agreement).

2. Mandatory Prepayment Upon Triggering Events. Upon the occurrence of a Triggering Event (as defined below), the Payee shall have the right (in addition to all other rights it may have hereunder under this Note or under applicable law), exercisable by the Payee or the Agent in accordance with the Intercreditor Agreement, to require the Maker to prepay all or a portion of the outstanding principal amount of this Note in cash. Such prepayment shall be due and payable within ten (10) Trading Days of the date on which the notice for the payment therefor is provided by the Payee or the Agent. Any prepayment of this Note pursuant to this Section shall be applied (i) first, to pay any fees due and payable in respect of this Note until paid in full, (ii) second, to pay the outstanding principal amount of this Note until paid in full, and (iii) lastly, to pay any other outstanding obligations of the Maker under this Note.

As used herein, the term “Agent” shall have the meaning given to such term in the Intercreditor Agreement.

As used herein, the term “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary, or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule, or regulation of any administrative or governmental body):

(i) any default in the payment of the principal or other payments owing in respect of this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date, by acceleration or otherwise);

(ii) the Maker shall commence or there shall be commenced against the Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or any Subsidiary thereof or there is commenced against the Maker or any Subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Maker or any Subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Maker or any Subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker or any Subsidiary thereof for the purpose of effecting any of the foregoing;

(iii) the Maker shall consummate any sale of all or any portion of the Spirits Business in a transaction that does not constitute a sale in the ordinary course of the Maker’s business or a “Permitted Sale” under and as defined in the Intercreditor Agreement;

(iv) the Maker breaches any representation or warranty in any material respect, or shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of (x) this Note, (y) the Loan Agreement, or (z) the Security Agreement, and such failure or breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within thirty (30) days after the date on which notice of such failure or breach shall have been given to the Company by the Payee; or

(v) any Aegis Note Document Default (as such term is defined in the Intercreditor Agreement) shall have occurred.

15. Mandatory Prepayment upon Permitted Sales of the Spirits Business. Without limiting any other rights of the Payee or any other obligations of the Maker under this Note or under any other Transaction Document, the Maker and/or Craft Canning shall be permitted to sell all or any portion of the Spirits Business provided that any such sale of all or any portion of the Spirits Business, as applicable, constitutes a “Permitted Sale” under and as defined in the Intercreditor Agreement; provided further, for the avoidance of doubt, that the consummation of any sale of all or any portion of the Spirits Business that does not constitute a sale in the ordinary course of the Maker’s business or a “Permitted Sale” under and as defined in the Intercreditor Agreement shall constitute a Triggering Event. As used herein, the terms “Spirits Business” and “portion of the Spirits Business” shall have the meanings given to such terms in the Intercreditor Agreement.

3. No Waiver of Payee’s Rights, etc. All payments of principal on this Note shall be made without setoff, deduction, or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers, or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. The Maker hereby waives presentment of payment, protest, and notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

4. Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the Payee and the Maker.

5. Cumulative Rights and Remedies; Usury. The rights and remedies of the Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available. If it shall be found that any interest claimed hereunder shall violate applicable laws governing usury, the effective rate of interest claimed hereunder shall be reduced to the maximum permitted rate of interest under such law.

6. Collection Expenses. If this obligation is placed in the hands of an attorney for collection after default, and provided the Payee prevails on the merits in respect to its claim of default, the Maker shall pay (and shall indemnify and hold harmless the Payee from and against), all reasonable attorneys’ fees and expenses incurred by the Payee in pursuing collection of this Note.

7. Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns; provided, the Maker may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Payee (which consent shall be in the sole and absolute discretion of the Payee). The term “Payee” as used herein, shall also include any permitted endorsee, assignee or other holder of this Note.

8. Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Payee to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

9. Secured Obligation. The obligations of the Maker under this Note are secured by those certain assets of the Maker designated as “Collateral” as defined and under that certain Security Agreement dated as of the Date of Issue of this Note (as amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and among the Maker and the Secured Parties (as defined therein and including the Payee).

10. Governing Law. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

11. Specific Enforcement, Consent to Jurisdiction. The Maker and the Payee acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note or the Loan Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof and of the Loan Agreement, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 11 hereof, each of the Maker and the Payee hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Nevada of such court, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action, or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

12. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“2024 Secured Notes” means the 2024 Secured Notes issued by the Maker pursuant to the Loan Agreement.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, any such obligations which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Kicker Notes” means the Kicker Notes issued by the Maker pursuant to the Loan Agreement, including this Note.

“Loan Agreement” means that certain Loan Agreement dated as of May 15, 2024 by and among the Maker, the Payee and the other purchasers party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Obligations” means all of the Maker’s obligations under the Notes and the Security Agreement, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties (as defined in the Security Agreement) as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

“Permitted Liens” means (a) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, provided, that the same have no priority over any of the Payee’s security interests in the Collateral (as defined in the Security Agreement) except as required pursuant to applicable law; (b) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (c) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Maker); (d) cash deposits or pledges of an aggregate amount not to exceed $10,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; and (e) the specific lien of Aegis on the assets of the Maker granted by the Maker to Aegis in connection with the Aegis Note, provided such lien shall be pari passu with, or subordinate to the liens of the Secured Parties (as defined in the Security Agreement), in the manner and to the extent set forth in the Intercreditor Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Requisite Holders” means the holders of record all outstanding 2024 Secured Notes and/or Kicker Notes.

“Subsidiary” means, with respect to any Person, any corporation, limited liability, partnership or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization, is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Trading Day” means a day on which the shares of Common Stock are traded on the Nasdaq Capital Market; provided, however, that in the event that the shares of Common Stock are not listed or quoted on the Nasdaq Capital Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Nevada are authorized or required by law or other government action to close.

“Transaction Documents” shall have the meaning given to such term in the Loan Agreement.

(The remainder of this page is intentionally blank. The Signature page follows.)

IN WITNESS WHEREOF, the Maker has caused this Kicker Note to be duly executed and delivered as of the date first set forth above.

MAKER:

EASTSIDE DISTILLING, INC.

By:
Name:	Geoffrey Gwin
Title:	Chief Executive Officer and Chief Financial Officer

Acknowledged and agreed to as of

the date first set forth above:

PAYEE:

By:

By:
Name:
Title:

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